                          LIABILITY COMPANY AGREEMENT

                                      OF

                    INLAND PACIFIC DEVELOPMENT COMPANY, LLC

                     A DELAWARE LIMITED LIABILITY COMPANY

                               TABLE OF CONTENTS
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                                                                                                                   ----

Article 1 DEFINITIONS............................................................................................     1

      1.1    "Accountant"........................................................................................     1
      1.2    "Act"...............................................................................................     1
      1.3    "Affiliate".........................................................................................     1
      1.4    "Agreement".........................................................................................     2
      1.5    "Bankruptcy"........................................................................................     2
      1.6    "Base Rate".........................................................................................     2
      1.7    "Capital Account"...................................................................................     2
      1.8    "Capital Contribution"..............................................................................     2
      1.9    "Certificate of Formation"..........................................................................     2
     1.10    "Code"..............................................................................................     2
     1.11    "Company"...........................................................................................     2
     1.12    "Company Budget"....................................................................................     2
     1.13    "Distributable Cash" and "Start-Up Distributable Cash"..............................................     2
     1.14    "Distribution"......................................................................................     2
     1.15    "Economic Interest".................................................................................     2
     1.16    "Fair Market Value".................................................................................     3
     1.17    "Fiscal Year".......................................................................................     3
     1.18    "Formation Date"....................................................................................     3
     1.19    "Former Member".....................................................................................     3
     1.20    "Former Member's Interest"..........................................................................     3
     1.21    "IPWC"..............................................................................................     3
     1.22    "IPWC Contract".....................................................................................     3
     1.23    "IPWC Development Fees".............................................................................     3
     1.24    "Laws"..............................................................................................     3
     1.25    "Management Committee"..............................................................................     3
     1.26    "Member"............................................................................................     3
     1.27    "Membership Interest"...............................................................................     4
     1.28    "Membership Termination Event"......................................................................     4
     1.29    "Percentage Interest"...............................................................................     4
     1.30    "Person"............................................................................................     4
     1.31    "Preferred Return"..................................................................................     4
     1.32    "Preferred Return Account"..........................................................................     4
     1.33    "President".........................................................................................     4
     1.34    "Project"...........................................................................................     5
     1.35    "Project Budget and Plan"...........................................................................     5
     1.36    "Related IPWC Agreements"...........................................................................     5
     1.37    "Start-Up Capital"..................................................................................     5
     1.38    "Start-Up Distributable Cash".......................................................................     5
     1.39    "Start-Up Period"...................................................................................     5
     1.40    "Start-Up Percentages"..............................................................................     5
     1.41    "Tax Credits".......................................................................................     5
     1.42    "Tax Matters Member"................................................................................     5
     1.43    "Tax Supplement"....................................................................................     5
     1.44    "Transfer"..........................................................................................     6
     1.45    "Treasury Regulations"..............................................................................     6

                                                                                                                   Page(s)
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Article 2 ORGANIZATIONAL MATTERS...................................................................................      6

   2.1       Name..................................................................................................      6
   2.2       Term..................................................................................................      6
   2.3       Office and Agent......................................................................................      7
   2.4       Purpose of Company....................................................................................      7
   2.5       Intent................................................................................................      7
   2.6       Absence of Other Restrictions.........................................................................      7

Article 3 CAPITAL CONTRIBUTIONS....................................................................................      7

   3.1       Initial Capital Contributions.........................................................................      7
   3.2       Project Capital Contributions.........................................................................      9
   3.3       Call Notice/Bank Accounts.............................................................................     10
   3.4       Capital Accounts......................................................................................     10
   3.5       Preferred Return......................................................................................     10
   3.6       Contribution Accounts and Preferred Return Accounts...................................................     10
   3.7       Capital Matters.......................................................................................     11
   3.8       IPWC Development Fees.................................................................................     11
   3.9       Failure to Contribute Capital.........................................................................     11

Article 4 MEMBERS..................................................................................................     12

   4.1       Limited Liability.....................................................................................     12
   4.2       Admission of Additional Members.......................................................................     12
   4.3       Withdrawal............................................................................................     12
   4.4       Lack of Member Authority..............................................................................     13

Article 5 MANAGEMENT AND CONTROL OF THE COMPANY....................................................................     13

   5.1       Management of the Company by Management Committee.....................................................     13
   5.2       President of Company..................................................................................     15
   5.3       Performance of Duties; Liability of Members and Officers..............................................     16
   5.4       Major Decisions.......................................................................................     17
   5.5       Competing Activities..................................................................................     18
   5.6       Contracts with Affiliates.............................................................................     19
   5.7       Company Opportunities.................................................................................     19
   5.8       Expenses..............................................................................................     19

Article 6 PROFITS, LOSSES, DISTRIBUTIONS AND TAX MATTERS...........................................................     20

   6.1       Allocation of Income and Losses.......................................................................     20
   6.2       Definition of "Distributable Cash"....................................................................     20
   6.3       Timing of Distributions...............................................................................     20
   6.4       Order of Distribution.................................................................................     20
   6.5       Start-Up Period Distributions.........................................................................     21
   6.6       Form of Distribution..................................................................................     21

Article 7 TRANSFER OF INTERESTS....................................................................................     21

   7.1       Transfer of Interests.................................................................................     21
   7.2       Permitted Transfers...................................................................................     21
   7.3       Substitution of Members...............................................................................     22
   7.4       Further Restrictions on Transfer of Interests.........................................................     22

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    7.5      Election to Dissolve..................................................................................  22

Article 8 CONSEQUENCES OF MEMBERSHIP TERMINATION EVENTS............................................................  22

    8.1      Dissolution of Company................................................................................  22
    8.2      Admission or Conversion...............................................................................  23
    8.3      Optional Buy-Out......................................................................................  23

Article 9 ACCOUNTING, RECORDS, REPORTING BY MEMBERS................................................................  25

    9.1      Books and Records/Financial Reports...................................................................  25
    9.2      Bank Accounts; Invested Funds.........................................................................  25
    9.3      Accounting Matters....................................................................................  25

Article 10 DISSOLUTION AND WINDING UP..............................................................................  26

   10.1      Dissolution...........................................................................................  26
   10.2      Date of Dissolution...................................................................................  26
   10.3      Winding Up............................................................................................  26
   10.4      Distributions in Kind.................................................................................  26
   10.5      Order of Payment of Proceeds Upon Dissolution.........................................................  27
   10.6      Limitations on Payments Made in Dissolution...........................................................  27
   10.7      Certificate of Cancellation...........................................................................  27
   10.8      Compensation for Services.............................................................................  27

Article 11 INDEMNIFICATION.........................................................................................  27

   11.1      Indemnification.......................................................................................  27
   11.2      Contract Right; Expenses..............................................................................  28
   11.3      Insurance.............................................................................................  28

Article 12 BUY/SELL................................................................................................  28

   12.1      Put/Call Offering Notice..............................................................................  28
   12.2      Exercise of Put/Call..................................................................................  29
   12.3      Notice................................................................................................  29
   12.4      Designee..............................................................................................  30
   12.5      Closing...............................................................................................  30
   12.6      Company Accountant....................................................................................  31
   12.7      Timing of Put/Call and Default Buy-Out................................................................  31

Article 13 MISCELLANEOUS...........................................................................................  31

   13.1      Amendments............................................................................................  31
   13.2      Offset Privilege......................................................................................  31
   13.3      Arbitration...........................................................................................  31
   13.4      Notices...............................................................................................  33
   13.5      Attorney's Fees.......................................................................................  33
   13.6      Jurisdiction..........................................................................................  33
   13.7      Complete Agreement....................................................................................  33
   13.8      Binding Effect........................................................................................  33
   13.9      Section Headings......................................................................................  34
  13.10      Interpretation........................................................................................  34
  13.11      Severability..........................................................................................  34

                                                                                                                   Page(s)
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   13.12     Multiple Counterparts.................................................................................     34
   13.13     Securities Representations and Warranties.............................................................     34

Article 14 DEFAULT REMEDIES........................................................................................     34

    14.1     Events of Default.....................................................................................     34
    14.2     Remedies..............................................................................................     35
    14.3     Cumulative Remedies...................................................................................     36
    14.4     Litigation Without Termination........................................................................     36
    14.5     No Waiver.............................................................................................     36

                          LIABILITY COMPANY AGREEMENT

                                      OF

                    INLAND PACIFIC DEVELOPMENT COMPANY, LLC

                     A DELAWARE LIMITED LIABILITY COMPANY


This Limited Liability Company Agreement ("Agreement") is dated as of January 1, 2000 (the "Effective Date"), and is made by and between Inland Pacific Partners, LLC, a Delaware limited liability company ("Inland") and Southwest Water Company, a Delaware corporation ("SWC") (collectively, the "Members" and individually, a "Member") with reference to the following facts:

A. The parties desire to form Inland Pacific Development, LLC (the "Company") as a limited liability company under the laws of the State of Delaware.

B. In furtherance thereof, the parties filed a Certificate of Formation on November 13, 1999 (the "Formation Date") with the Secretary of State for the State of Delaware and desire to adopt a limited liability company agreement to govern their respective rights and obligations as Members of the Company from and after the Formation Date (as defined in Section 1.18).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt of which is acknowledged, the Members agree that the following shall be the Limited Liability Company Agreement of the Company.

                                   ARTICLE 1
                                   DEFINITIONS

When used in this Agreement, the following terms have the following meanings:

1.1       "Accountant" shall mean the Company's independent certified public
           ----------
          accounting firm, which initially shall be Ernst & Young Kenneth Leventhal, but may be replaced by the Management Committee from time to time.

1.2       "Act" means the Limited Liability Company Act of the State of
           ---
          Delaware, as amended from time to time (or any corresponding provisions of any succeeding law).

1.3       "Affiliate" of a Member means (a) a Person directly or indirectly
           ---------
          (through one or more intermediaries) controlling, controlled by or under common control with that Member; (b) an officer, director, partner, shareholder, member or immediate family member of that Member; (c) a member of the immediate family of an officer, director, partner, shareholder, or member of that Member, or (d) a Person directly or indirectly controlled by or under common control with any member of Inland. For these purposes "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

1.4       "Agreement" means this Limited Liability Company Agreement of Inland
           ---------
          Pacific Development Company, LLC, as originally executed and as amended from time to time.

1.5       "Bankruptcy"  of a Member means the occurrence of any event of
           ----------
          bankruptcy  specified in Section  18-304(a) and (b) of the Act.

1.6       "Base Rate" means the commercial loan rate of interest announced
           ---------
          publicly from time to time by Bank of America in San Francisco, California, as such bank's "reference rate" or "prime rate" from time to time in effect.

1.7       "Capital Account" shall mean with respect to each Member, the
           ---------------
          "Adjusted Capital Account" which the Company establishes and maintains for that Member pursuant to Article 1 of the Tax Supplement.

1.8       "Capital Contribution" of a Member, at any particular time, means the
           --------------------
          amount of money or the value of property which that Member has contributed to the capital of the Company. The value of any Capital Contribution of property (other than money) shall be its Fair Market Value as determined by the Management Committee using such reasonable methods of valuation as it may adopt.

1.9       "Certificate of Formation" means the Certificate of Formation of the
           ------------------------
          Company as filed under the Act with the Delaware Secretary of State on November 13, 1999.

1.10      "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
          to time (or any corresponding provisions of any succeeding law).

1.11      "Company" means Inland Pacific Development Company, LLC, a Delaware
           -------
          limited liability company.

1.12      "Company Budget" means the annual budget of the projected costs (i) to
           --------------
          fund the day to day administration and operation of the Company, including, without limitation, the Quincey Employment Agreement, and
          (ii) to assist in the business development of Inland Pacific Water Company. All costs identified in the Company Budget are referred to herein as "Operating Costs".

1.13      "Distributable Cash" and "Start-Up Distributable Cash" have the
           ------------------       ---------------------------
          meanings specified in Section 6.2.

1.14     "Distribution" means the transfer of money or property by the Company
          ------------
          to one or more Members without separate consideration.

1.15      "Economic Interest" means a share, expressed as a percentage, of one
           -----------------
          or more of the Company's Net Income, Net Losses, Distributable Cash or other

          Distributions, but does not include any other rights of a Member, including, without limitation, the right to vote or participate in the management of the Company or the right to information concerning the business and affairs of the Company.

1.16      "Fair Market Value" shall mean the value of the Company's assets if
           -----------------
          sold for all cash in an arms-length negotiated sale as determined by the Members (or the appraised value if the Members are unable to agree on that value), or as determined by the Management Committee where stated herein.

1.17      "Fiscal Year" means the Company's fiscal year, which shall be the
           -----------
          calendar year.

1.18      "Formation Date" means the date the Certificate of Formation is filed
           --------------
          with the Delaware Secretary of State.

1.19      "Former Member" has the meaning specified in Section 8.2.
           -------------

1.20      "Former Member's Interest" has the meaning specified in Section 8.2.
           ------------------------

1.21      "IPWC" means Inland Pacific Water Company, a California corporation.
           ----

1.22      "IPWC Contract" means a municipal water or wastewater contract
           -------------
          entered into by IPWC.

1.23      "IPWC Development Fees" has the meaning set forth in Section 3.8.
           ---------------------

1.24      "Laws" means all federal, state and local laws, statutes, moratoria,
           ----
          initiatives, referenda, ordinances, rules, regulations, standards, orders, judicial decisions, common law and other governmental, quasi-governmental and utility company requirements (including those relating to the environment, health and safety, or handicapped persons).

1.25      "Management Committee" means the committee appointed by the Members to
           --------------------
          manage the overall business and affairs of the Company and to make all policy decisions of the Company. Initially, the Management Committee shall be comprised of those individuals named in Schedule 1.25 hereto. The initial appointees (and all subsequent appointees) to the Management Committee are referred to in this Agreement collectively as the "Managers." As used herein, the terms "approval by the Managers" or "approval by the Management Committee" means approval by a majority in number of the Managers, except where this Agreement expressly requires the unanimous approval of the Managers.

1.26      "Member" means each Person who is an initial signatory to this
           ------
          Agreement and any Person who is subsequently admitted as a Member in accordance with Sections 7.3 or 8.2(a) of this Agreement. A Person who holds a mere Economic Interest but who has not been admitted as a Member is referred to herein as an "Interest Holder". Except where "unanimous approval" is expressly required, "approval by the Members" or "approval of a majority-in-interest of the Members" as used herein means approval by Members that own, individually or collectively, a majority of the Percentage Interests owned by all Members then authorized to vote.

1.27      "Membership Interest" means a Member's total interest as a Member of
           -------------------
          the Company, including that Member's Economic Interest, its right to inspect the books and records of the Company and its right, to the extent specifically provided in this Agreement, to participate in the business, affairs and management of the Company and to vote or grant consent with respect to matters coming before the Company.

1.28      "Membership Termination Event" with respect to any Member means one or
           ----------------------------
          more of the following: the death, insanity, permanent disability, withdrawal, resignation, expulsion, Bankruptcy, dissolution, Transfer, or occurrence of any other event which terminates the continued membership of that Member in the Company, including the occurrence of any of the events set forth in Section 18-304 of the Act, excepting a Transfer of a Member's Membership Interest which is made in accordance with the provisions of Section 7.2 shall not constitute a Membership Termination Event.

1.29      "Percentage Interest" means the percentage of a Member's Membership
           -------------------
          Interest in Company set forth opposite the name of that Member in
          Schedule 1.29, as such percentage may be adjusted from time to time pursuant to the provisions of this Agreement, or, as to an Interest Holder who owns a mere Economic Interest in Company, the percentage of that Person's Economic Interest. The Percentage Interest of the Members for all matters of Net Income and Net Loss related to the Start-Up Capital, Operating Costs, and IPWC Development Fees during the Start-Up Period shall be SWC -55%, Inland - 45% (the "Start-Up Percentages")); thereafter such Percentage Interests for all matters under this Agreement shall adjust to and remain SWC - 25%; Inland - 75%, unless further adjusted by reason of Transfer or dilution pursuant to the terms of this Agreement.

1.30      "Person" means any entity, corporation, company, association, joint
           ------
          venture, joint stock company, partnership, trust, limited liability company, limited liability partnership, real estate investment trust, organization, individual (including personal representatives, executors and heirs of a deceased individual), nation, state, government (including agencies, departments, bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator.

1.31      "Preferred Return" shall have the meaning specified in Section 3.5
           ----------------
          hereof.

1.32      "Preferred Return Account" shall have the meaning given such term in
           ------------------------
          Section 3.6(b) hereof.

1.33      "President" means the individual employed by the Company to supervise
           ---------
          the day to day operations of the Company and to carry out the policy decisions of the Management Committee. The initial President of the Company shall be Robb Quincey ("Quincey") in accordance with the terms of that certain Employment Agreement attached hereto as Appendix B (the "Quincey Employment Agreement").

1.34      "Project" means a specific water or wastewater related opportunity or
           -------
          other opportunity for investment by Company in utility (sewer, water, gas, electric, phone, CATV, solid waste, water treatment, etc.) and natural resource management projects, including, without limitation, the acquisition, lease and/or sale of water rights, water rights transfers, the acquisition and/or operation of utility companies, including water or wastewater companies, the financing, construction, and/or operation of water and wastewater infrastructure and other utilities, groundwater retention, recharge and management, NPDES projects, wetlands management, air quality projects, and/or operating as a utility purveyor.

1.35      "Project Budget and Plan" means, for each Project, a plan for the
           -----------------------
          acquisition, development, management, operation, marketing and/or disposition of the Project and a proforma budget which identifies projected capital requirements, costs, and revenues for the Project.

1.36      "Related IPWC Agreements" means the Certificate of Formation, the
           -----------------------
          Cooperative Services Agreement dated December 31, 1999, the IPWC Stockholders Agreement dated December 31, 1999, and the Agreement for Services dated December 31, 1999.

1.37      "Start-Up Capital" means all Capital Contributions made by Inland and
           ----------------
          SWC during the Start-Up Period to pay the Operating Costs.

1.38      "Start-Up Distributable Cash" has the meaning specified in Section
           ---------------------------
          6.2.

1.39      "Start-Up  Period" means the period  commencing upon the Formation
           ----------------
          Date and ending two(2) years after the Effective Date.

1.40      "Start-Up  Percentages" means SWC - 55%, Inland - 45% as further
           ---------------------
          described in Sections 1.29, 3.1(b), 3.8, Appendix A, and Schedule
          1.29.

1.41      "Tax Credits" means all credits against income or franchise taxes and
           -----------
          credits allowable to Members under state, federal, or other tax statutes.

1.42      "Tax Matters Member" means the Member appointed pursuant to the
           ------------------
          provisions of Section 5.5 of the Tax Supplement to serve as the "Tax Matters Member" of the Company for purposes of Sections 6221-6233 of the Code. Initially, the Tax Matters Partner shall be the Member named on Schedule 1.41 hereto.

1.43     "Tax Supplement" means Appendix A attached hereto.
          --------------

1.44      "Transfer" means, with respect to a Membership Interest or any
           --------
          interest therein, including the Economic Interest, the sale, assignment, transfer, disposition, pledge, hypothecation or encumbrance, whether direct or indirect, voluntary, involuntary or by operation of law, and whether or not for value, of (a) all or any part of that Membership Interest or interest therein or (b) a controlling interest in any Person which directly or indirectly through one or more intermediaries holds that Membership Interest or interest therein, provided a Transfer of a controlling interest in SWC shall not constitute a Transfer for purposes of this Agreement. Further, the addition or substitution of any member of Inland where such new member acquires more than a twenty-five percent (25%) interest in Inland shall constitute a Transfer. A Transfer referred to in clause (b) above, except to an "Affiliate," is referred to in this Agreement as a "Change in Control".

1.45      "Treasury Regulations" means the regulations of the United States
           --------------------
          Treasury Department pertaining to income tax.

References in this Agreement to "Articles," "Sections," "Appendices" and "Schedules," shall be to the Articles, Sections, Appendices and Schedules of this Agreement, unless otherwise specifically provided; all Appendices and Schedules to this Agreement are incorporated herein by reference; any of the terms defined in this Agreement may, unless the context otherwise requires, be used in the singular or the plural and in any gender depending on the reference; the words "herein", "hereof" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and except as otherwise specified in this Agreement, all references in this Agreement (a) to any Person shall be deemed to include such Person's permitted heirs, personal representatives, successors and assigns; and (b) to any agreement, any document or any other written instrument shall be a reference to such agreement, document, or instrument together with all exhibits, schedules, attachments and appendices thereto, and in each case as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof; and (c) to any Law(s) shall be deemed references to such Law(s) as the same may be supplemented, amended, consolidated, superseded or modified from time to time.

                                   ARTICLE 2
                            ORGANIZATIONAL MATTERS

2.1       Name. The name of the Company shall be "Inland Pacific Development
          ----
          Company, LLC." The business of the Company may be conducted under that name or, upon compliance with applicable law, under any other name approved by the Members.

2.2       Term. The term of the Company's existence shall commence upon the
          ----
          Formation Date, and shall continue until such time as it is terminated pursuant to Article 10.

2.3       Office and Agent. The principal office of the Company shall be at 1156
          ----------------
          N. Mountain Avenue, Upland, California 91786, or at such other place as a majority of the Managers may determine from time to time. The Company may also have such offices within and without the State of California as a majority of the Managers may from time to time determine. The name and business address of the Company's agent for service of process in the State of Delaware is Corporation Service Company, or as may otherwise be determined by approval of the Managers from time to time.

2.4       Purpose of Company. Subject to any express limitation set forth in
          ------------------
          this Agreement, the Company may engage in any lawful activity in furtherance of, or related to any Projects (as defined in Section 1.34) with an emphasis on the Inland Empire region of Southern California.

2.5       Intent. It is the intent of the Members that the Company shall always
          ------
          be operated in a manner consistent with its treatment as a "partnership" for Federal and state income tax purposes. It also is the intent of the Members that the Company not be operated or treated as a "partnership" for purposes of Section 303 of the United States Bankruptcy Code. No Member, Manager, President, or other officer of Company shall take any action inconsistent with that express intent.

2.6       Absence of Other Restrictions. The Members acknowledge that as of the
          -----------------------------
          date of this Agreement, the only restrictions on SWC and its Affiliates and Inland and its Affiliates regarding the conducting of their respective businesses are set forth in Section 5.5 hereof and in that certain Cooperative Services Agreement between SWC and Inland dated December 31, 1999, and that no other restrictions on their activities have been created hereby or shall be deemed to exist, as a matter of fiduciary duty, corporate opportunity or otherwise.

                                   ARTICLE 3
                             CAPITAL CONTRIBUTIONS

3.1       Initial Capital Contributions.
          -----------------------------

          (a) Pre-Formation Capital. Pursuant to the terms of Section 5.3 of
              ---------------------
              that certain Agreement Regarding Formation of Companies between Inland and SWC dated September 22, 1999 (the "Formation Agreement"), Inland and SWC shall pay all of the "Consultant Fees" and related Operating Costs between August 1, 1999 and the Effective Date in accordance with the following percentages:

                           Inland                      45%
                           SWC                         55%

              As of the Effective Date, SWC has paid $110,000 and Inland has paid $90,000 toward such Consultant Fees and Operating Costs and SWC and

               Inland shall each be credited with Start-Up Capital Contributions in those respective amounts.

          (b)  Start-Up Capital Contributions. In addition to the Pre-Formation
               ------------------------------
               Treasury Department pertaining to Section 3.1(a), SWC and Inland agree to contribute, as required by the Management Committee, all capital required to fund the Company Budget during the Start-Up Period in accordance with the following percentages to a maximum, in the aggregate, of Five Hundred Thirty-five Thousand Dollars ($535,000.00) per year; provided the Company Budget may be increased in the aggregate a maximum of five percent (5%) over the previous Company Budget approved by the Management Committee in any twelve-month period by majority approval of the Management Committee and any further increase in the Company Budget shall be a Major Decision and require the unanimous vote of the SWC Manager and Inland Senior Manager.

                      SWC                                55%
                      Inland                             45%

          (c)  Termination of Cooperative Services Agreement.  In the event that
               ---------------------------------------------
               Treasury Department pertaining to terminate the Cooperative Services Agreement, then SWC shall, within thirty (30) days following the delivery or receipt of such notice of termination, elect, by written notice to Inland (the "Election Notice"), to either withdraw as a Member of Company, whereupon the terms of
               Article 8 herein shall apply, or remain as a Member of Company notwithstanding such termination of the Cooperative Services Agreement. In the event SWC fails to deliver that Election Notice to Inland, SWC shall conclusively be deemed to have elected to withdraw.

               Upon the election by SWC (or deemed election) to withdraw as a Member, and notwithstanding anything to the contrary in this
               Article 3, SWC shall cease to have any further obligation to pay for any Operating Costs of Company except SWC shall pay Company a percentage of the lump sum amount of Two Hundred Seventeen Thousand Five Hundred Dollars ($217,500) (the "Termination Payment") ($217,500 equals nine (9) months of a total one-time annual severance payment of Two Hundred Ninety Thousand Dollars ($290,000) which would be payable to Quincey in twenty-four (24) semi-monthly installments under the Quincey Employment Agreement assuming such Agreement was terminated without cause at the same time as termination of the Cooperative Services Agreement) as follows:

               (i) During any portion of the nine (9) month period following the delivery or receipt of the notice terminating the Cooperative Services Agreement which is within the two (2) year Start-Up Period, SWC shall pay fifty-five percent (55%) of the Termination Payment, and

               (ii) During any portion of such nine (9) month period following the Start-Up Period, SWC shall pay twenty-five percent (25%) of the Termination Payment.

               For example, if a notice terminating the Cooperative Services Agreement is delivered by SWC to Inland eighteen (18) months after the Effective Date, and SWC elected to withdraw as a Member of the Company, then SWC would cease to have any further obligation to make any further Capital Contributions to Company except, SWC would be required to pay Company its Termination Payment equal to Ninety-seven Thousand Eight Hundred Sixty-nine Dollars ($97,869) calculated as follows:

               (i)    Six (6) months at $13,291 ($217,500 / 9 x 55%)

               (ii)   Three (3) months at $6,041 ($217,500 / 9 x 25%)

               Such Termination Payment would be due and payable in full fifteen
               (15) days after SWC's election to withdraw (or deemed election to withdraw).

               If SWC elects not to withdraw as a Member of Company upon the termination of the Cooperative Services Agreement, then SWC shall continue to make all Capital Contributions as required in Sections 3.1(b) and 3.2 at the percentages set forth in those Sections.

               Company shall not be required to terminate or amend the Quincey Employment Agreement by reason of the termination of the Cooperative Services Agreement; rather SWC and Inland have agreed herein to calculate the Termination Payment payable by SWC as if the Quincey Employment Agreement was terminated concurrent with termination of the Cooperative Services Agreement. The Termination Payment shall be paid by SWC whether or not the Quincey Employment Agreement is terminated if SWC elects to withdraw as a Member of Company upon termination of the Cooperative Services Agreement.

3.2       Project Capital Contributions. In addition to the Start-Up Capital
          -----------------------------
          Contributions set forth in Section 3.1, the Members shall contribute from time to time, in accordance with their Percentage Interests, cash in amounts as required by the Management Committee to fund all Project Budgets, to fund the Company Budget after the Start-Up Period, and otherwise pay the costs of the Company (a "Project Capital Contribution"). As of the Formation Date, such Percentage Interests, for all matters under this Agreement, excepting (i) Start-Up Capital Contributions under Section 3.1(b), and (ii) Net Loss, Net Income, and Distributions related to such Start-Up Capital Contributions as set forth in the Tax Supplement (Sections 2.2 and 2.3) and Section 6.5 of this Agreement, are: SWC- 25%, Inland - 75% (which Percentages are subject to adjustment by reason of Transfer or dilution pursuant to the terms of this

          Agreement). Upon the Formation Date, SWC and Inland shall contribute the following initial Project Capital Contributions to the Company to fund future Projects:

                      SWC                            $10,000
                      Inland                         $30,000

3.3       Call Notice/Bank Accounts.  Notice requesting a Capital Contribution
          -------------------------
          (a "Call Notice") shall, upon unanimous approval of the Management Committee in accordance with Section 5.4, be sent to each Member by the President and within thirty (30) days after the mailing of such notice, each Member shall contribute its respective Percentage Interest) of such Capital, in cash or by certified check, to the Company. During the Start-Up Period, Company shall maintain separate bank accounts for deposit of Start-Up Capital Contributions and Project Capital Contributions, respectively. Upon distribution of the Start-Up Distributable Cash (as defined in Section 6.2) pursuant to
          Section 6.5, the Start-Up Capital Contribution account shall be closed by Company. All requests for Capital Contributions are "Major Decisions" which require unanimous written approval of the Management Committee in accordance with Section 5.4.

3.4       Capital Accounts.  The Company shall establish and maintain an
          ----------------
          individual Capital Account for each Member as set forth in the Tax Supplement.

3.5       Preferred Return. Each Member shall earn a preferred return on its
          ----------------
          Capital Contributions, except for the Start-Up Capital, in an amount calculated like interest and accrued on the balance outstanding from time to time in each Members' Contribution Account (as defined in Section 3.6(a) below) at Bank of America's Base Rate, compounded monthly, and determined on a cumulative basis.

3.6       Contribution Accounts and Preferred Return Accounts.
          ---------------------------------------------------

          (a)  Contribution Account. The Company shall maintain for accounting
               --------------------
               purposes the following memorandum account ("Contribution Account") for each Member. The initial balance of such account shall be the Member's Initial Capital Contributions set forth in
               Section 3.1. The balance of such account shall be increased by, and as of the date of, each additional Capital Contribution made by such Member. The balance of the Contribution Account of each Member shall be decreased by any Distributions to such Member under Sections 6.4(b) and 10.5.

          (b)  Preferred Return Account. The Company shall maintain for
               ------------------------
               accounting purposes the following memorandum account ("Preferred Return Account") for each Member. The initial balance of such account shall be zero; and the balance of such account shall be increased by the accrued Preferred Return of each Member. Such return shall commence as of the funding of a Members' Capital Contributions pursuant hereto (excepting any Start-Up Capital shall not earn a Preferred Return), shall be cumulative, and shall compound monthly (as of the last date of each calendar month). Further, the balance of the Preferred Return Account of each Member (as the same may be increased by such compounding) shall be decreased by any Distributions to such Member under Sections 6.4(a) and 10.5, but only to the extent any Distribution relates to Distribution of the Preferred Return.

3.7       Capital Matters. Except as otherwise expressly provided in this
          ---------------
          Agreement or as otherwise agreed in writing by the Members, (i) no Member shall be entitled to receive interest on such Members' Capital Contributions, (ii) no Member shall be required or obligated to contribute additional Capital to the Company, (iii) no Capital Contributions of any Member may be withdrawn by such Member, (iv) no Member shall have the right to demand or receive property other than cash in return for such Members' Capital Contributions, and (v) except as provided in Section 6.4(b), no Member shall have the right to the return of all or any portion of its Capital Contributions before the dissolution and termination of the Company and then only to the extent of the cash and other property, if any, distributable to the Members upon Company liquidation.

3.8       IPWC Development Fees.  IPWC will pay Company an annual fee (a "IPWC
          ---------------------
          Development Fee") in accordance with the Cooperative Services Agreement during each year of an IPWC Contract. Company shall use all IPWC Development Fees to first pay all Operating Costs identified in the Company Budget. All such IPWC Development Fees paid during the Start-Up Period shall be allocated to the Adjusted Capital Accounts of the Members for purposes of Net Income, Net Loss, and Distributions in accordance with the Start-Up Percentages. All IPWC Development Fees paid after the Start-Up Period shall be allocated in accordance with the Member's Percentage Interests at that time.

3.9       Failure to Contribute Capital. If a Member fails to timely contribute
          -----------------------------
          (the "Non-Contributing Member") all or any portion of the cash amounts required of it by a Call Notice delivered pursuant to Section 3.3 (the "Default Amount"), then the other Member (the "Contributing Member") (provided such other Member has contributed all of the capital required of such Member pursuant to Section 3.3 with respect to that particular Call Notice) shall have the right, but not the obligation, at its sole discretion, to either (a) loan to the Non-Contributing Member all or any portion of the Default Amount within thirty (30) days following such default (a "Member Loan") with a proportional amount of the Non-Contributing Member's Membership Interest as security for such Member Loan and an assignment of any Distributions otherwise payable to the Non-Contributing Member under Sections 6.4 and 6.5 until the Member Loan is repaid in full; the Member Loan shall earn Interest equal to the lesser of four hundred (400) basis points over the Base Rate, or the maximum rate permitted by law (the "Default Rate"); the Non-Contributing Member hereby irrevocably appoints the Contributing Member as its attorney-in-fact with full power and authority to prepare, execute, acknowledge, deliver, file and/or record, as appropriate, any documents, instruments and agreements reasonably necessary to memorialize the Member Loan, including, without limitation, any note evidencing the Member Loan, or (b) contribute all or any portion of the Default Amount to the Company as an additional Capital contribution whereupon the Percentage Interests of the Non-Contributing Member shall be decreased at a dilution ratio of 1.25:1 (the "Dilution Ratio") determined by dividing the Default Amount paid by Contributing Member by the total amount of all Capital Contributions of all Members (including the Default Amount paid by Contributing Member) and multiplying the quotient by the Dilution Ratio; the resulting percentage is the amount by which the Percentage Interest of the Non-Contributing Member is decreased, and the Percentage Interest of the Contributing Member, increased; the Non-Contributing Member shall have no right to cure this default after the Default Amount is contributed by the Contributing Member. In addition to the remedies provided in this Section 3.9, the Contributing Member shall also have the right to exercise all other rights and remedies at law or in equity.

                                   ARTICLE 4
                                    MEMBERS

4.1       Limited Liability. Except as required under the Act or as expressly
          -----------------
          set forth in this Agreement, no Member or Manager shall be personally liable for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise, except intentional misconduct, fraud, or gross negligence.

4.2       Admission of Additional Members. Subject to compliance with applicable
          -------------------------------
          law, additional Members may be admitted to the Company from time to time upon the unanimous vote of all Members and upon such terms and conditions as the Members may determine unanimously, and any such additional Members shall be granted Membership Interests and may participate in the management, Net Income, Net Losses, Tax Credits and Distributions of the Company on such terms as the Members unanimously approve.

4.3       Withdrawal. From and after the date which is six (6) months after the
          ----------
          Effective Date, any Member may withdraw or resign from the Company at any time and for any reason upon two hundred seventy (270) days prior written notice to the other Members. Any such withdrawal or resignation shall constitute a Membership Termination Event and shall be subject to the provisions of Article 8. Any Member who effects a voluntary withdrawal or resignation other than as permitted in the preceding sentence, or as set forth in Section 3.1(c), shall cease to be a Member, and shall forfeit its rights to receive any further Distributions, including any Distributions under Article 6 and Article 10 herein, and forfeit its right to receive the fair value of its Membership Interest as of the date of such withdrawal as otherwise provided in Section 18-604 of the Act, and the Percentage Interests of the remaining

          Member(s) shall be increased, pro rata, based upon the relative Percentage Interest(s) of such remaining Members, by the total amount of the Membership Interest forfeited by the withdrawing Member.

4.4       Lack of Member Authority. Unless otherwise expressly stated in this
          ------------------------
          Agreement, no Member, except the Management Committee, has the power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditures or incur any obligations on behalf of the Company. The Management Committee may delegate certain powers to act on behalf of the Company to officers, agents and other Persons.

                                   ARTICLE 5
                     MANAGEMENT AND CONTROL OF THE COMPANY

5.1       Management of the Company by Management Committee. Except as otherwise
          -------------------------------------------------
          expressly provided herein, the business and affairs of the Company shall be managed and controlled exclusively by the Management Committee.

          (a)  Management and Management Committee.
               -----------------------------------

               (i) The Management Committee shall consist of three (3) individuals, each of whom shall be an Affiliate of a Member or a senior employee of a Member. SWC shall appoint one Person to serve on the Management Committee (the "SWC Manager") and Inland shall appoint two Persons (collectively, the "Inland Managers", and individually, each, an "Inland Manager"); Robb Quincey may be an Inland Manager notwithstanding his employment by Company. The members of the Committee are referred to herein as the "Managers". Each Manager shall serve on the Management Committee until replaced by the Member appointing such Manager or removed pursuant to Section 8.2(b). The Management Committee initially shall consist of the following persons: Anthony Garnier (SWC Manager), Bill McIntyre (Inland Senior Manager), and Robb Quincey (Inland Manager). Each Member shall also designate an alternate Person(s) to act for it if its appointed Manager is unavailable. Any written act, approval, consent, or vote of a Manager or alternate(s) so designated shall be deemed to be the act, approval, consent, or vote of the Member which designated such Manager and alternate(s) and neither the Company, Manager, nor any Member shall be required to inquire into the authority of such Manager or alternate(s) as to such written act, approval, consent, or vote on behalf of the Member which designated such Manager and alternate(s). Any such Manager or alternate(s) may be replaced by a successor Manager or alternate(s) by written notice delivered to the Management Committee and to the other Member. Any such notice from Inland shall identify whether the successor Manager is serving in the capacity of "Senior Manager" or "Manager" for purposes of Section 5.4. Until such further written notice, the designated Managers and alternates of the Members shall be as set forth in Schedule 1.25 attached hereto. In the event SWC acquires more than a fifty percent (50%) Membership Interest in Company under this Agreement after the Start-Up Period, then SWC shall have the right to appoint a second Manager and Inland shall have the right to appoint only one Manager.

               (ii) All powers of the Company shall be exercised by or under the authority of the Management Committee. Decisions of the Management Committee within its scope of authority shall be binding upon the Company and each Member, in its capacity as a Member of Company. Except as otherwise expressly provided in this Agreement, no action may be taken by any Member to bind the Company without the approval of the Management Committee.

               (iii) Meetings of the Management Committee shall be held at the principal place of business of the Company or at any other place that a majority of the Managers determine. In the alternative, meetings may be held by conference telephone, provided that each Manager can hear the others and it has been confirmed so, and it has been confirmed that there are no unauthorized people on the telephone. The presence of the SWC Manager and either of the Inland Managers in person or via telephone conference shall constitute a quorum for the transaction of business. Meetings shall be held once each month, or otherwise in accordance with a schedule established by the Management Committee. In addition, any Manager or Member may convene a meeting of the Management Committee at the Company's principal place of business upon at least three (3) business days' prior written notice to all Members and Managers. The Management Committee also may make decisions, without holding a meeting, by unanimous written consent of all of the Managers. Minutes of each meeting and a record of each decision shall be kept by the President (defined herein) and shall be given to the Members promptly after the meeting.

               (iv) Decisions of the Management Committee shall require the approval of a majority of the Managers, except that "Major Decisions" (as defined in Section 5.4) shall require the written consent of the SWC Manager and the Senior Inland Manager.

          (b)  Agency Authority.  Subject to Section 5.4 below, Inland, any two
               -----------------
               (2) Managers, or, subject to Section 5.2(c), President, acting alone, is/are authorized to endorse all checks, drafts and other evidences of indebtedness made payable to the order of the Company and to execute, on behalf of the Company, all agreements, contracts, commitments, checks, instruments and other documents approved by the Management Committee. The Management Committee shall have the right to delegate in writing any or all of their authority, rights and/or obligations, whether arising hereunder, under the Act or otherwise, to any one or more officers, agents or other duly authorized Persons. Any note, mortgage, deed of trust, evidence of indebtedness, contract, certificate, statement, conveyance or other instrument or obligation in writing, and any assignment or endorsement thereof, executed or entered into between the Company and any other Person, when signed by Inland, any two (2) Managers, or by President is not invalidated as to the Company by any lack of authority of such Persons in the absence of actual knowledge on the part of the other Person that such Persons had no authority to execute the same on behalf of the Company.

          (c)  Meetings of Members; Written Consent.  Annual Meetings of the
               ---------------------------------------
               Members shall be held at such time and place within or without the State of California as the Members shall determine. No regular meetings of Members are required, but if such meetings are held, they shall be noticed, held and conducted pursuant to the Act. Members may participate in any meeting through the use of conference telephones or similar communications equipment as long as all Members participating can hear one another. A Member so participating is deemed to be present in person at the meeting. Any action which may be taken by the Members at a meeting may also be taken without a meeting, if a consent in writing setting forth the action so taken is signed by Members having not less than the minimum votes that would be necessary to authorize that action at a meeting of the Members duly called and noticed.

5.2       President of Company.
          --------------------

          (a)  Appointment of President.  The Management Committee shall appoint
               ------------------------
               an individual to supervise the day-to-day operations of the Company and such person shall be designated as "President." Such appointment, if the appointee is other than one of the individuals listed in Schedule 1.25, shall be a "Major Decision" pursuant to Section 5.4. The President shall be subject to the general supervision and control of the Management Committee and shall carry out the policy decisions made by the Managers. At all meetings of the Management Committee and meetings of the Members, the President shall be present and shall report to the Management Committee and Members on the operation of the Company including all Projects, or any other matters as any Manager or Member may request. Robb Quincey shall be employed by Company pursuant to the terms of the Quincey

               Employment Agreement as the initial President of the Company and shall continue to serve as the President until terminated by the vote of the SWC Manager and Inland Senior Manager (other than Quincey) in accordance with the Quincey Employment Agreement.

          (b)  Project Plan and Budgets.  The President shall prepare a
               ------------------------
               Project Plan and Budget for each Project, and submit the Project Plan and Budget to the Management Committee for approval by the SWC Manager and Inland Senior Manager. The President shall also prepare and submit annual, operating budgets (a "Company Budget") to the Company and Management Committee for its approval. The initial Company Budget approved by the Management Committee is attached hereto as Schedule 5.2(b). All subsequent Company Budgets and any amendments thereto shall require the majority approval of the Management Committee, except any aggregate
                                                     ------
               increase in the Company Budget in excess of five percent (5%) over the previous Company Budget approved by the Management Committee in any twelve-month period shall be a Major Decision requiring the unanimous consent of the SWC Manager and Inland Senior Manager.

          (c)  Signing Authority of President. Subject to prior approval by the
               ------------------------------
               Management Committee and Section 5.4 below, the President shall have the full power to execute, for and on behalf of the Company, any and all documents and instruments which may be necessary to carry on the business of the Company, including, without limitation, any and all deeds, contracts, leases, mortgages, deeds of trust, promissory notes, guarantees, security agreements, and financing statements pertaining to the Company's assets or obligations.

5.3       Performance of Duties; Liability of Members and Officers. No Member,
          --------------------------------------------------------
          Manager, or President shall be liable to the Company or to any other Member for any losses or damages suffered by them, as a result of actions taken within the scope of authority conferred upon them by this Agreement, or by the Management Committee and in the ordinary course of business of the Company, except as the result of fraud, deceit, gross negligence, reckless or intentional misconduct or a knowing violation of law or this Agreement by that Member, Manager or President or as a result of acts from which that Member, Manager, or President derives an improper personal benefit either directly or indirectly. The Managers and President shall perform their duties in good faith, in a manner they reasonably believe to be in the best interests of the Company and the Members. In performing their duties, the Managers and President shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, of the following persons or groups unless they have knowledge concerning the matter in question that would cause such reliance to be unwarranted and provided that the Managers and President act in good faith and after reasonable inquiry when the need therefor is indicated by the circumstances:

          (a) one or more agents of the Company whom the Managers or President, as the case may be, reasonably believe to be reliable and competent in the matters presented; or

          (b) any attorney, independent accountant or other Person as to matters which the Managers or President, as the case may be, reasonably believe to be within such Person's professional or expert competence.

5.4       Major Decisions. Neither President, nor any Member or Manager, may,
          ---------------
          without the unanimous written consent of the SWC Manager and Inland Senior Manager, take any of the following actions (in each case the taking of which shall be referred to as a "Major Decision"):

          (a) Spend or commit to be spent any of the Company's capital or funds for a Project until the Project Plan and Project Budget for the Project is approved by unanimous consent of the SWC Manager and Inland Senior Manager;

          (b) Incur any expenses or liabilities in excess of $25,000 not identified in a Company Budget or Project Budget previously approved by unanimous consent of SWC Manager and Inland Senior Manager;

          (c) Sell or encumber any property or assets of the Company not identified for sale or encumbrance in an approved Project Plan;

          (d) Contract on behalf of, or otherwise bind, the Company in furtherance of a Project until the Project Plan and Project Budget is approved by unanimous consent of the SWC Manager and Inland Senior Manager including, making any binding commitments on behalf of the Company to representatives of any City, County, or other governmental agency;

          (e) Issue any public announcement or press release relating to the Company, or any Project;

          (f)  Do any act in contravention of this Agreement;

          (g) Possess, assign, or use funds or other property of the Company for other than a Company purpose;

          (h) Make, execute, or deliver on behalf of the Company an assignment for the benefit of creditors, or cause the Company to be subject to the authority of any trustee, custodian, or receiver or to be subject to any proceeding for bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, or liquidation or similar proceedings;

          (i) Employ or contract with any Affiliate of a Member or any other person or entity in which any Member or Affiliate of a Member has a direct or indirect financial interest where such contract provides for the payment for materials or services at a rate which exceeds the rate that would be charged by a third party contractor in a competitive arms-length transaction and/or includes any profit-mark-up;

          (j) Except where any of such matters is only civil in nature and does not involve amounts in excess of $25,000, (i) confess a judgment against the Company, (ii) settle or adjust any claims against the Company; or (iii) defend, or discontinue the defense of, or prosecute, or discontinue the prosecution of, any legal action or proceedings against, or on behalf or in the name of, the Company;

          (k) Do any act which would make it impossible to carry on the business of the Company;

          (l) Take any action or make any decision not reasonably contemplated in this Agreement;

          (m)  Make any in-kind distributions as provided for in Section 10.4;

          (n)  Call for any Capital Contributions;

          (o)  Effectuate any change in number of the Managers;

          (p) Sell or otherwise issue any additional Membership Interests in the Company except as permitted in Section 7.2;

          (q)  Make any amendment to this Agreement; or

          (r) Increase the Company Budget in excess of five percent (5%) over the previous Company Budget approved by the Management Committee in any twelve-month period.

5.5       Competing Activities. Each Member and Manager shall be obligated to
          --------------------
          present any investment opportunity to the Company if the opportunity concerns a Project within the Inland Empire region of Southern California (Riverside/San Bernardino Counties and incorporated cities therein other than the City of Barstow). Each such Project shall be presented to the Company for consideration by the Management Committee. The election to proceed with a Project shall be a Major Decision. If the SWC Manager does not approve of a Project and/or related Project Budget and Plan then Inland may proceed with the Project independent of the Company for its own account or recommend such opportunity to Persons other than the Company or the other Members. Likewise, if Inland's Senior Manager does not approve of a Project and/or related Project Budget and Plan then SWC may proceed with the Project independent of the Company for its own account or recommend such opportunity to Persons other than the Company or the other Members. Without limiting the foregoing, any water rights acquired by Company which Company elects to lease, sell, or transfer shall first be offered for lease or sale, at the election of Company, to IPWC at a market rate. In the event IPWC elects not to lease or purchase such water rights, the rights shall next be offered for lease or sale by Company to SWC; if SWC elects not to lease or purchase such water rights, the rights may then be offered to unaffiliated third parties at a price equal to or greater than the price offered to IPWC and SWC. Notwithstanding any of the foregoing restrictions in this Section 5.5, any opportunity by a Member or Manager outside the scope of this covenant does not need to be presented by a Member or Manager to the Company; provided Quincey may not proceed with any opportunity independent of the Company if such conduct would violate any of Quincey's obligations under the Quincey Employment Agreement.

5.6       Contracts with Affiliates. If the Company uses the personnel or
          -------------------------
          resources of an Affiliate of a Member or Manager, or otherwise contracts directly or indirectly with an Affiliate of a Member or Manager for services or materials, the payment or compensation therefor shall be at competitive arm's-length rates, and such services and materials shall be comparable in quality, type, size, and specifications as would be obtained in a competitive arm's-length transaction with third-party contractors. All contracts or agreements with Affiliates of Managers or Members shall be subject to the prior written approval of the Managers appointed by the non-affiliated Members in their reasonable discretion. The non-affiliated Managers acting alone shall have the right on behalf of the Company to send any appropriate notice of default or termination, to institute legal proceedings and/or to take such other action as may be necessary or appropriate to enforce the rights and protect the interests of the Company pursuant to any agreement now or hereafter entered into between the Company and an Affiliate of a Member or Manager with respect to any other rights or remedies of the Company running against or in connection with any Affiliate of a Member or Manager. Non-affiliated Members shall mean those Members without a direct or indirect interest in the contracts or agreements with the Affiliate, financial or otherwise.

5.7       Company Opportunities. Except as provided in Section 5.5 above, and
          ---------------------
          except as otherwise provided in any contract to which Company is a party, no Member shall be obligated to present any prospective project, business venture, investment opportunity or economic advantage to the Company or to any other Members or Managers, even if the opportunity is one of the character that, if presented to the Company or the other Members or Managers, could be taken by the Company or the other Members or Managers, and each Member or Manager shall have the right to hold any such prospective project, business venture, investment opportunity or economic advantage for its own account or to recommend the same to Persons other than the Company or the other Members or Managers.

5.8       Expenses. Subject to Sections 5.4 and 5.6 above, the Company shall
          --------
          reimburse the Members and Managers, for all reasonable out-of-pocket costs and expenses incurred by them (or by their Affiliates with approval of the Management Committee) in connection with the business and affairs of the Company; provided all organizational expenses (including, without limitation, legal and accounting fees and costs) incurred by each Member to form the Company shall not be reimbursed by Company.

                                   ARTICLE 6
                PROFITS, LOSSES, DISTRIBUTIONS AND TAX MATTERS

6.1       Allocation of Income and Losses. The agreement of the Members
          -------------------------------
          concerning the maintenance of Capital Accounts, the allocation of income and loss, deficit restoration, and other related matters is set forth in Appendix A, attached hereto and made a part hereof.

6.2       Definition of "Distributable Cash". The term "Distributable Cash"
          ---------------------------------
          means all cash of the Company on hand and in banks, saving and loan associations and cash equivalents, on the date of any proposed distribution pursuant to this Agreement, after payment or provision for payment of Company obligations (actual and anticipated), including, without limitation, provision for working capital needs and reserves, interest carry, warranties and contingent liabilities of the Company as reasonably determined by President and approved by the Management Committee. The term "Start-Up Distributable Cash" as used herein means Distributable Cash generated from any IPWC Development Fees paid to Company by IPWC during the Start-Up Period (as prorated through the expiration of the Start-Up Period) or from any Start-Up Capital Contributions. The President shall prepare and deliver to the Management Committee a quarterly report summarizing the sources and uses of such reserve funds. Notwithstanding anything provided in
          Section 6.4 to the contrary, no Distributions shall be made to the Members until the Company's outstanding debts, if any, to the Members have been fully repaid.

6.3       Timing of Distributions. Subject to the provisions of this Article 6
          -----------------------
          and Article 10 (Dissolution and Winding Up), payments and distributions to the Members of Distributable Cash shall be made at such times as approved by the Management Committee, but in no event no less frequently than annually.

6.4       Order of Distribution. Except as provided in Section during the Start-
          ---------------------
          Up Period, and Sections 3.9 and 10.5, Distributable Cash shall be distributed in the following order of priority (taking into account, as applicable, the Members then existing Preferred Return Account and Contribution Account balances);

          (a)  First: To the Members, pro rata in accordance with the ratios of
               -----
               their respective accrued and unpaid Preferred Returns until each Member's respective Preferred Return Account is zero.

          (b)  Second. To the Members pro rata in accordance with the ratios of
               ------
               their respective Capital Contributions which have not yet been repaid until each Member's respective Contribution Account is zero.

          (c)  Third. To the Members in proportion to the positive balance, if
               -----
               any, in each such Member's Capital Account.

     (d)  Remainder. Subject to a Member's repayment of any such Member's
          ---------
          outstanding Member Loan pursuant to Section 3.9, all Distributable Cash in excess thereof shall be distributed to the Members pro rata in accordance with their respective Percentage Interest.

6.5  Start-Up Period Distributions. All Start-Up Distributable Cash Fees shall,
     -----------------------------
     be distributed 55% to SWC and 45% to Inland and Section 6.4 above shall not apply to such distributions of Start-Up Distributable Cash. Upon expiration of the Start-Up Period, Company shall make a special distribution to Inland and SWC of all remaining Start-Up Distributable Cash of Company as of such expiration date in accordance with the Start-Up Percentages (SWC - 55%, Inland - 45%). Thereafter, all Distributable Cash distributed after the Start-Up Period under Section 6.4(d) shall be distributed in accordance with the then Percentage Interests of the Members (SWC - 25%, Inland - 75%), as such percentages may be adjusted upon Transfer or dilution.

6.6  Form of Distribution. No Member has any right to demand and receive any
     --------------------
     Distribution from the Company in any form other than money. No Member may be compelled to accept from the Company a Distribution of any asset in kind in lieu of a proportionate Distribution of money being made to other Members.

                                   ARTICLE 7
                             TRANSFER OF INTERESTS

7.1  Transfer of Interests. Except as permitted by Sections 7.2 and 8.3, no
     ---------------------
     Member shall be entitled to Transfer all or any part of its Membership Interest except with the prior written consent of the other Member(s), which consent may be given or withheld, conditioned or delayed as the other Member(s) may determine in its sole and absolute discretion. Any attempted Transfer without such prior written consent shall constitute a Membership Termination Event (as of the date of such attempted Transfer) and shall be null and void ab initio, and the transferee shall not become a Member. A
                   -- ------
     Member who elects to Transfer its Membership Interest is referred to herein as a "Transferring Member"; the remaining Member(s) is referred to as the "Remaining Member."

7.2  Permitted Transfers. Subject to the provisions of Section 7.3, the
     -------------------
     restrictions upon Transfer specified in Section 7.1 shall not apply to any Transfer of all or any part of a Transferring Member's Membership Interest to an Affiliate of such Transferring Member (an "Affiliate Transferee") nor shall it include a Change in Control, merger or sale of all assets of SWC. The Remaining Member shall receive a minimum of sixty (60) days prior written notice from Transferring Member of the proposed transfer to an Affiliate (a "Transfer Notice"). Any Affiliate Transferee permitted under the preceding sentence shall, subject to Section 7.3(b) and (c), hold the Membership Interest or part thereof transferred by the Transferring Member subject to all the provisions of this Agreement. Except for any Transfer to an Affiliate Transferee permitted under the initial sentence of this Section 7.2, no Member shall Transfer all or any part of its Membership Interest until such Transferring Member first offers that Membership Interest for sale to the other Remaining Member by written notice (the "Withdrawal Offer") whereupon the terms of
     Section 8.3 shall apply. For purposes of this Section 7.2, the Member seeking to transfer its interest shall be deemed to be the "Withdrawing Member" as used in Section 8.3.

7.3  Substitution of Members. Notwithstanding anything in this Agreement to the
     -----------------------
     contrary, any transferee of the whole or any part of a Membership Interest shall hold only the Economic Interest of the Transferring Member as an Interest Holder and shall not become a substituted Member in the place of a Transferring Member unless and until all of the following conditions are satisfied:

     (a) The Remaining Member(s) unanimously consents to the admission of the transferee as a Member;

     (b) The Transferring Member and the transferee execute and acknowledge such other instrument or instruments as the Management Committee may deem necessary or desirable to effectuate the admission, including the written acceptance and adoption by the transferee of all of the terms and conditions of this Agreement as the same may have been amended; and

     (c) At the election of the other Members, the transferee pays to the Company a transfer fee which is sufficient, in the reasonable discretion of the other Members, to cover all expenses incurred by the Company in connection with the Transfer and substitution.

7.4  Further Restrictions on Transfer of Interests. In addition to other
     ---------------------------------------------
     restrictions set forth in this Agreement, no Member shall Transfer all or any part of such Member's Membership Interest: (i) without compliance with all federal and state securities laws, (ii) if the Transfer would cause the tax termination of the Company under Code Section 708, (iii) or if the Transfer would otherwise result in adverse tax consequences to the Company and/or the non-transferring Members.

7.5  Election to Dissolve.  The Remaining Member(s) may vote to dissolve the
     --------------------
     Company in accordance with Section 10.1 in the event of a Transfer.


                                   ARTICLE 8
                 CONSEQUENCES OF MEMBERSHIP TERMINATION EVENTS

8.1  Dissolution of Company. The occurrence of a Membership Termination Event as
     ----------------------
     to any Member other than the last and only remaining Member shall not dissolve the Company unless the Remaining Member(s) votes to dissolve in accordance with Section 10.1. Upon the occurrence of a Membership Termination Event as to the last and only remaining Member, the Company shall dissolve unless the personal representative or other successor-in-interest of the last and only remaining Member consents in writing within ninety (90) days of that Membership Termination Event to the continuation of the Company and to the admission of such personal representative or other successor-in-interest, or its designee or nominee, as a Member.

8.2  Admission or Conversion. Upon the occurrence of a Membership Termination
     -----------------------
     Event with respect to a Member under circumstances where the Company does not dissolve, the Remaining Member(s) shall determine which one of the following shall occur and give written notice thereof, within sixty (60) days after the Membership Termination Event, to the Member who suffered the Membership Termination Event (the "Former Member"):

     (a) the Former Member's personal representative or other successor-in-interest shall be admitted as a Member of the Company in the place and stead of the Former Member to the extent of the Former Member's Membership Interest (the "Former Member's Interest"); or

     (b) the Former Member's Interest shall be converted to a bare Economic Interest, with no voting rights and no rights to appoint a Manager (except the right to participate in decisions regarding confessions, judgments and suits against Members), and the Former Member's representative or other successor-in-interest shall become the Interest Holder of that Economic Interest. The Former Member's Interest shall also be converted if the Remaining Member(s) fails to approve a substitution under Section 8.2(a) within the aforementioned 60-day period. Additionally, the Former Member shall not be subject to additional Capital Contributions, following the expiration of the 270-day period set forth in Section 4.3.

8.3  Optional Buy-Out.
     ----------------

     (a) The Member causing the Membership Termination Event (the "Withdrawing Member") shall be deemed to offer for sale (the "Withdrawal Offer") to the other Member (the "Remaining Member") the Membership Interest of the Withdrawing Member (the "Withdrawal Interest").

     (b) The Withdrawal Offer shall be and remain irrevocable for a period (the "Withdrawal Offer Period") ending at 11:59 p.m. local time at the Company's principal office on the sixtieth (60th) day following the date of the Membership Termination Event provided that the sixty (60) day period shall be extended during a period of automatic stay pursuant to bankruptcy. At any time during the Withdrawal Offer Period, the Remaining Member may accept the Withdrawal Offer by notifying the Withdrawing Member (the "Withdrawal Notice") of its acceptance.

     (c) If the Remaining Member accepts the Withdrawal Offer (the "Purchasing Member"), the Withdrawal Notice shall fix a closing date

          (the "Withdrawal Closing Date") for the purchase that shall not be earlier than ten (10) or later than sixty (60) days after determination of the Withdrawal Purchase Price (as defined in (d) below).

     (d) The Purchasing Member shall purchase the Withdrawal Interest for a price (the "Withdrawal Purchase Price") equal to the amount the Withdrawing Member would be entitled to receive pursuant to Section
          6.4 (taking into account Section 10.5) if the Company sold all of the Company assets to a third party at their Fair Market Value as of the date of the Withdrawal Notice. If the Withdrawing Member and Purchasing Member are unable to reach agreement on the Withdrawal Purchase Price within thirty (30) days after expiration of the Withdrawal Offer Period, then the Fair Market Value shall be determined within thirty (30) days by an independent M.A.I. appraiser or other qualified appraiser; each Member shall select an appraiser from a list of five (5) appraisers to be prepared by the Company's Accountant; if the Members each select a different appraiser, the Company Accountant shall select one of the remaining three (3) appraisers to conduct the appraisal; if the Members select the same appraiser, then that appraiser shall complete the appraisal. The Fair Market Value shall be determined by Appraiser as of the date of the Withdrawal Notice. Upon completion of the appraisal, the Company's Accountant (defined in Section 1.1) shall, within 30 days, determine the Withdrawal Purchase Price based upon the Fair Market Value. The Purchasing Member shall approve or disapprove of the Withdrawal Purchase Price on or before the Withdrawal Closing Date. If approved, the Withdrawal Purchase Price shall be paid in cash on the Withdrawal Closing Date. Company shall pay the cost of the appraisal. The determination of the Appraiser and Accountant shall, for purposes of this Agreement, be binding and conclusive on the parties.

     (e) If the Remaining Member fails to accept the Withdrawal Offer, or if the Purchasing Member disapproves of the Withdrawal Purchase Price, or if not all of the Withdrawal Interest is purchased by the Purchasing Member, then the Withdrawing Member or the Withdrawing Member's successor, as the case may be, shall continue to be a Former Member pursuant to Section 8.2 as to that portion of the Withdrawal Interest retained by the Withdrawing Member, and Withdrawing Member may sell or otherwise Transfer all or any part of its Membership Interest to any Person, including any other Member, provided such Membership Interest shall be converted to a mere Economic Interest pursuant to Section 7.3.

     (f) If the Purchasing Member fails to complete its purchase on the Withdrawal Closing Date (a "Defaulting Purchaser"), then the Withdrawing Member may either sell or Transfer its Membership Interest in accordance with (e) above, or elect to dissolve the Company in accordance with Article 10.

                                   ARTICLE 9
                   ACCOUNTING, RECORDS, REPORTING BY MEMBERS

9.1  Books and Records/Financial Reports. The books and records of the Company
     -----------------------------------
     shall be kept, and the financial position and the results of its operations recorded by the President (or by Inland, if no President has been appointed or if otherwise elected by Inland), in accordance with the accounting method of the Company approved by the Management Committee. The books and records of the Company shall reflect all the Company transactions and shall be appropriate and adequate for the Company's business. Each Member and its duly authorized representative shall have complete access to all such books and records at any time. The President (or Inland if no President has been appointed or if otherwise elected by Inland) shall cause the Company to deliver to each Member the following:

     (a)  Quarterly Tax Information:  Within forty-five (45) days following the
          --------------------------
          end of each calendar quarter, a statement of pre-tax net income (loss) of the Company for the then most recently completed calendar quarter and the current balance of each Member's Capital Account; and

     (b)  Annual Tax Information.  Within ninety (90) days following the end of
          ----------------------
          each calendar year, a final financial statement of the Company for the previous calendar year prepared in accordance with generally accepted accounting principles, consistently applied. Management Committee may elect to cause the Accountant to audit the Financial Statements of the Company at the Company's expense. Further, any Member may elect to cause the Accountant to audit such statements at such Member's expense; provided, however, that under all circumstances, the statements of the Company shall only be audited once a year. The year end financial statements of the Company shall include a balance sheet, an income statement, statement of cash flow, statement of sources and uses of funds and such other information and reports as the Management Committee may reasonably request.

9.2  Bank Accounts; Invested Funds. All funds of the Company shall be deposited
     -----------------------------
     in such account or accounts of the Company as approved by the Management Committee and shall not be commingled with the funds of any other Person. All withdrawals therefrom shall be made upon checks signed by such Persons and in such manner as the Management Committee may approve. Temporary surplus funds of the Company may be invested in commercial paper, time deposits, short-term government obligations or other investments approved by the Management Committee.

9.3  Accounting Matters.  All decisions as to accounting matters shall be
     ------------------
     approved by the Management Committee.

                                  ARTICLE 10
                          DISSOLUTION AND WINDING UP

10.1 Dissolution.  The Company shall be dissolved, its assets disposed of and
     -----------
     its affairs wound up upon the first to occur of the following:

     (a) the unanimous vote of the Members or unanimous vote of the Remaining Member(s) after (i) receipt of a Transfer Notice or Withdrawal Offer, or (ii) a Membership Termination Event;

     (b) the occurrence of a Membership Termination Event as to the last and only remaining Member if that Member's personal representative or other successor-in-interest fails to consent to the continuation of the Company in accordance with Section 8.1 within ninety (90) days after the occurrence of that event;

     (c)  the Company's Bankruptcy;

     (d) the occurrence of an event which makes it unlawful for the business of the Company to be continued; and

     (e)  the expiration of twenty-five (25) years from the Formation Date.

10.2 Date of Dissolution. Dissolution of the Company shall be effective on the
     -------------------
     day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until the assets of the Company have been liquidated and distributed as provided herein. Notwithstanding the dissolution of the Company, prior to the termination of the Company the business of the Company and the rights and obligations of the Members, as such, shall continue to be governed by this Agreement.

10.3 Winding Up. Upon the occurrence of any event specified in Section 10.1, the
     ----------
     Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors. The President, or any other person designated by the Management Committee, shall be responsible for overseeing the winding up and liquidation of the Company, shall take full account of the liabilities and assets of the Company, shall cause its assets either to be sold or distributed, as they may determine, and shall cause the proceeds therefrom, to the extent sufficient, to be applied and distributed as provided in
     Section 10.5. The President shall give written notice of the commencement of winding up by mail to all known creditors and claimants whose addresses appear on the records of the Company.

10.4 Distributions in Kind. Any non-cash assets distributed to any Members shall
     ---------------------
     require the approval of the SWC Manager and Inland Senior Manager in accordance with Section 5.4. Following such approval, any non-cash asset distributed to one or more Members shall first be valued at its Fair Market Value to determine the Net Income or Net Loss that would have resulted if that asset had been sold for that value, the Net Income or Net Loss shall then be allocated pursuant to the Tax Supplement, and the Members' Capital Accounts shall be adjusted to reflect those allocations. The amount distributed and charged to the Capital Account of each Member receiving an interest in the distributed asset shall be the Fair Market Value of the interest (net of any liability secured by the asset that the Member assumes or takes subject to). The Fair Market Value of that asset shall be determined by an independent M.A.I. appraiser or other qualified appraiser selected by the Members in accordance with the selection process set forth in Section 8.3(d).

10.5 Order of Payment of Proceeds Upon Dissolution.
     ---------------------------------------------

     (a)  Liquidating Distributions. After determining that all known debts and
          -------------------------
          liabilities of the Company, including, without limitation, debts and liabilities to Members who are creditors of the Company, have been paid or adequately provided for, the remaining assets shall promptly be distributed to the Members in accordance with Section 6.4, after taking into account income and loss allocations for the Company's taxable year during which the liquidation occurs.

     (b)  No Liability.  No Member shall have any liability to the Company,
          ------------
          any other Member, or any creditor of the Company on account of any deficit balance in its Capital Account.

10.6 Limitations on Payments Made in Dissolution. Except as otherwise
     -------------------------------------------
     specifically provided in this Agreement, each Member shall be entitled to look only to the assets of the Company for the return of that Member's positive Capital Account balance and shall have no recourse for its Capital Contributions and/or share of Net Income (upon dissolution or otherwise) against any other Member.

10.7 Certificate of Cancellation. Upon completion of the winding up of the
     ---------------------------
     Company's affairs, the Members shall cause a Certificate of Cancellation to be filed with the Delaware Secretary of State.

10.8 Compensation for Services.  The Persons winding up the affairs of the
     -------------------------
     Company shall be entitled to reasonable compensation from the Company for their services.

                                  ARTICLE 11
                                INDEMNIFICATION

11.1 Indemnification. The Company shall indemnify and hold harmless each of the
     ---------------
     Members, and each of their respective Managers, officers, directors, shareholders, partners, members, trustees, beneficiaries, employees, agents, heirs, assigns, successors-in-interest and Affiliates, together with all officers, employees, or agents of the Company, including President (collectively, "Indemnified Persons") from and against any and all losses, damages, liabilities and expenses, (including costs and reasonable attorneys' fees), judgments, fines, settlements and other amounts (collectively "Liabilities") reasonably incurred by any such Indemnified Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil, criminal, administrative or investigative and whether threatened, pending or completed (collectively a "Proceeding"), in which any such Indemnified Person may be involved or with which any such Indemnified Person may be threatened, with respect to or arising out of any act performed by the Indemnified Person or any omission or failure to act if the performance of the act or the omission or failure was done in good faith and within the scope of the authority conferred upon the Indemnified Person by this Agreement or by the Act, except for acts of willful misconduct, gross negligence or reckless disregard of duty, or acts which constitute a material breach of this Agreement, or acts from which such Indemnified Person derived an improper personal benefit. The Company's indemnification obligations hereunder shall apply not only with respect to any Proceeding brought by the Company or a Member but also with respect to any Proceeding brought by a third party.

11.2 Contract Right; Expenses. The right to indemnification conferred in this
     ------------------------
     Article 11 shall be a contract right and shall include the right to require the Company to advance the expenses incurred by the Indemnified Person in defending any such Proceeding in advance of its final disposition; provided, however, that, if the Act so requires, the payment of such
     --------  -------
     expenses in advance of the final disposition of a Proceeding shall be made only upon receipt by the Company of an undertaking, by or on behalf of the indemnified Person, to repay all amounts so advanced if it shall ultimately be determined that such Person is not entitled to be indemnified under this
     Article 11 or otherwise.

11.3 Insurance. The Company may purchase and maintain insurance on behalf of any
     ---------
     Person who is or was an agent of the Company against any liability asserted against that Person and incurred by that Person in any such capacity or arising out of that Person's status as an agent, whether or not the Company would have the power to indemnify that Person against liability under the provisions of Section 11.1 or under applicable law. IPDC shall procure commercial general liability insurance in the minimum amount of Five Million Dollars ($5,000,000.00) per occurrence, workers' compensation insurance, and officers and directors coverage and Inland and SWC shall be named as additional insured parties.

                                  ARTICLE 12
                                   BUY/SELL

12.1 Put/Call Offering Notice. At any time after the second anniversary of the
     ------------------------
     Effective Date, a Member (the "Initiating Member"), may give written notice (the "Offering Notice") to the other Member (the "Responding Member") of its intent to implement the provisions of this Article 12 and to purchase all, but not less than all, of the Responding Member's Membership Interest. In such event, the provisions set forth in this Article 12 shall apply. The Initiating

     Member shall specify in its Offering Notice the price ("Company Price") the Initiating Member would be willing in its sole discretion to pay for all of the assets of the Company free of any monetary liens or encumbrances as of the date the Offering Notice is given ("Date of Value").

12.2 Exercise of Put/Call. Upon receipt of the Offering Notice, the Responding
     --------------------
     Member shall then be obligated to either (subject to any required lender approval): (i) sell to the Initiating Member its Membership Interest at a price (the "Sales Price") equal to the amount the Responding Member would have been entitled to receive pursuant to Section 6.4, (taking into account the terms of Section 10.5) (as determined by the Company's Accountant at the expense of the Initiating Member), if the Company had sold the Company assets in a hypothetical sale to a third party for the Company Price on the Date of Value and liquidated the Company in accordance with Section 10.5 with the proceeds remaining after the application of Paragraph 10.5 distributed in accordance with Paragraph 6.4 of this Agreement; or (ii) to purchase the Membership Interest of the Initiating Member at a price (the "Purchase Price") equal to the amount the Initiating Member would have been entitled to receive pursuant to Section 6.4, (taking into account the terms of Section 10.5) (as determined by the Accountant at the expense of Initiating Member), if the Company had sold the Company assets in a hypothetical sale to a third party for the Company Price on the Date of Value and liquidated the Company in accordance with Section 10.5 with the proceeds remaining after the application of Section 10.5 distributed in accordance with Section 6.4 of this Agreement.

     (a) If the Responding Member elects to purchase under (ii) above, then the Responding Member shall purchase the Initiating Member's entire Membership Interest and shall pay the Purchase Price as determined in
          (ii) above, and shall deposit, within ten (10) days after the election to purchase is made, ten percent (10%) of the Purchase Price into escrow at Chicago Title Company, 560 East Hospitality Lane, San Bernardino, CA 92608, or such other Title Company approved by both Members ("Escrow Holder")

     (b) If the Responding Member elects to sell under (i) above, the Initiating Member shall purchase all of the Responding Member's Membership Interests at the Sales Price determined in (i) above, and shall deposit ten percent (10%) of the Sales Price into escrow within ten (10) days after such election.

12.3 Notice. The Responding Member shall notify the Initiating Member of its
     ------
     election under (i) and (ii) above within sixty (60) days after the Date of Value (the "Election Notice"). In the event the Responding Member fails to give the Election Notice within the required time period, the Initiating Member shall be obligated to purchase the Responding Member's Membership Interest according to the terms of Section 12.2(b). For purposes of this
     Article 12 the term "Purchasing Member" shall mean the Member who is obligated to purchase the other Member's Membership Interest (whether such Member is the Initiating Member or the Responding Member) and the term "Non-Purchasing Member" shall mean the Member who is obligated to sell its Membership Interest to the Purchasing Member.

12.4 Designee. In the event that any Member purchases another Member's
     --------
     Membership Interest pursuant to this Article 12, such Purchasing Member shall be entitled to designate any third party to be the Transferee of such Membership Interest and such Transferee shall be a Member without further consent of the other Members.

12.5 Closing.
     -------

     (a) The Members shall meet and exchange documents and pay any amounts due, and otherwise do all things reasonably necessary to conclude the transaction set forth herein at the closing of such purchase (the "Closing"). The Closing shall occur at Escrow Holder on the date that is sixty (60) days after the date of the Election Notice unless that day is a Saturday, Sunday, or national or state holiday and, in that event, on the next business day. At the Closing, the Non-Purchasing Member shall deliver to the Purchasing Member a duly executed assignment of its Membership Interest and shall also, upon the reasonable request of the Purchasing Member, concurrently therewith (or at any time and from time to time thereafter) execute and deliver such other documents and records as the Purchasing Member reasonably determines is necessary or desirable to conclude the Closing and to transfer the Non-Purchasing Member's Membership Interest. The Purchasing Member shall deliver the Purchase Price or Sales Price, as applicable, to the Non-Purchasing Member for the full amount of consideration for such Membership Interest in accordance with Section 12.5(b) below, and each Member shall deliver any documents reasonably necessary to conclude the Closing. The Non-Purchasing Member shall Transfer its Membership Interest free of all liens or encumbrances.

     (b) The Purchase Price or Sales Price shall be paid in all cash, by certified or bank cashier's checks, made payable to the Non-Purchasing Member, or by a wire transfer of immediately available funds.

     (c) If the Purchasing Member fails to close as aforesaid, in addition to any other remedies available at law or in equity, the Non-Purchasing Member shall have the right, exercisable by written notice to the Purchasing Member given within thirty (30) days of the date set for the Closing, to purchase under this Section 12 the Membership Interest of that defaulting Member. If the Non-Purchasing Member exercises such option, the Company Price used for the purposes of this Section 12.5(b) shall be ninety percent (90%) of the Company Price.

12.6      Company Accountant. The Company's Accountant shall determine the
          ------------------
          proper application of Section 6.4 (taking into account the terms of Section 10.5) to arrive at the Purchase Price or Sales Price as applicable. Each of the Members shall cooperate fully with the Accountant to assist in such determination. The Accountant shall make its determination of the Purchase Price or Sales Price within ten (10) days after submission to the Accountant and the results thereof shall be binding on the Members. The Initiating Member shall bear the costs and fees of the Company's Accountant in making its determinations under this Article 12..

12.7      Timing of Put/Call and Default Buy-Out. If any Member shall have given
          --------------------------------------
          the other Member notice of the first Member's exercise of its rights under Section 12.1, then the other Member shall have the right to give a subsequent notice under Section 12.1, until that first transaction is completed or terminates.

                                  Article 13
                                 MISCELLANEOUS

13.1      Amendments. All amendments to this Agreement must be in writing and
          ----------
          executed by all of the Members.

13.2      Offset Privilege. Any monetary obligation owing from the Company to
          ----------------
          any Member may be offset by the Company against any monetary obligation then owing from that Member to the Company.

13.3      Arbitration. Notwithstanding anything to the contrary set forth in
          -----------
          this Agreement, in the event of any dispute between the Members with respect to this Agreement, then the Members shall promptly and in good faith attempt to resolve such dispute by mutual agreement. In the event the Members are unable to resolve such dispute by mutual agreement, the matter shall be settled exclusively by a binding arbitration ("Arbitration"), conducted by a single arbitrator (the "Arbitrator") chosen by the parties to the litigation as described below. Any party may initiate the Arbitration by written notice to the other and to the Arbitration Tribunal. The date on which the notice is given is called the "Arbitration Initiation Date". The fees and expenses of the Arbitration Tribunal and the Arbitrator shall be shared equally by the parties and advanced by them from time to time as required; provided, however, that at the conclusion of the Arbitration, the Arbitrator may award costs and expenses (including the costs of the Arbitration previously advanced and the fees and expenses of attorneys, accountants and other experts) to the prevailing party. Except as expressly modified herein, the Arbitration shall be conducted in accordance with the provisions of Section 1280 et seq. of the California Code of Civil Procedure or their successor sections ("CCP"), and shall constitute the exclusive remedy for the determination of any Claim, including whether the Claim is subject to arbitration; provided the following time periods in the CCP shall be shortened as follows: Sections 1284, 1288.4, 1290.2 and 1290.6 - halved, Section 1288 - 4 years to 30 days, and 100 days to 15 days;
          Section 1288.2 - 100 days to 30 days. The Arbitration shall be conducted under the procedures of the Arbitration Tribunal, except as modified herein. The Arbitration Tribunal shall be the Los Angeles Office of JAMS/ENDISPUTE ("JAMS"), unless the parties to the dispute cannot agree on a JAMS arbitrator, in which case the Arbitration Tribunal shall be the Los Angeles Office of the American Arbitration Association ("AAA"). The Arbitrator shall be a retired judge or other arbitrator employed by JAMS selected by mutual agreement of the parties to the dispute, and if they cannot so agree within thirty (30) days after the Arbitration Initiation Date, then the Arbitrator shall be selected from the Large and Complex Case Project ("LCCP") panel of the AAA, by mutual agreement of the parties to the dispute. If the parties to the dispute cannot agree on the Arbitrator within sixty (60) days after the Arbitration Initiation Date, the Arbitrator shall be selected by the AAA, from its LCCP panel, through such procedures as the AAA regularly follows. In all events, the Arbitrator must have had not less than fifteen (15) years experience as a practitioner or arbitrator of complex business transactions. If, for any reason, the AAA does not so act, any party to the dispute may apply to the Superior Court in and for Los Angeles County, California, for the appointment of a single arbitrator. No pre-arbitration discovery shall be permitted, except that the Arbitrator shall have the power in his or her discretion, upon either party's motion but not on his or her own initiative, to order the parties to engage in pre-arbitration mediation for a period not exceeding thirty (30) days before a mediator mutually acceptable to the parties. The Arbitrator shall try any and all issues of law or fact and be prepared to make the award within ninety (90) days after the close of evidence in the Arbitration. When prepared to make the award, the Arbitrator shall first so inform the parties, who shall have ten (10) days to attempt to resolve the matter by a binding agreement between them. If the parties do not resolve the matter, the Arbitrator shall make the award on the eleventh day following his notice of being prepared to make the award. The Arbitrator's award shall dispose of all of the claims that are the subject of the Arbitration and shall follow California law, unless the Claim concerns the Act, in which event Delaware law shall be applied, and the award shall include written statements of fact and conclusions of law. The Arbitrator shall be empowered to (i) enter equitable as well as legal relief, (ii) provide all temporary and/or provisional remedies, and
          (iii) enter binding equitable orders. The award rendered by the Arbitrator shall be final and not subject to judicial review, and judgment thereon may be entered in any court of competent jurisdiction. The prevailing party, as determined by the Arbitrator, shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including, without limitation, actual attorneys' fees and expenses, and the other costs of such arbitration. The Arbitrator shall award to the prevailing party: (i) the reasonable attorneys' fees which the prevailing party has paid or is obligated to pay; and (ii) the reasonable costs and expenses which the prevailing party has paid or is obligated to pay. The "prevailing party," for purposes of this Agreement, shall be the party who, in light of the issues litigated and the Arbitrator's decision on these issues, was more successful in the action. The party who is more successful need not be determined to be the party who receives the judgment in the action.

13.4      Notices. Any notice to be given to the Company or any Member in
          -------
          connection with this Agreement must be in writing and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice by courier or other means of personal service, when received if sent by facsimile, or three (3) days after deposit of the notice by first class mail, postage prepaid, or certified mail, return receipt requested. Any such notice must be given to the Company at its principal place of business, and to any Member at the address specified in Appendix C. Any party may, at any time by giving five (5) days' prior written notice to the other parties, designate any other address as the new address to which notice must be given.

13.5      Attorney's Fees. In the event that any dispute between the Company
          ---------------
          and/or the Members should result in litigation or arbitration, the prevailing party in that dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys' fees and expenses, subject, however to the provisions of Section 13.3.

13.6      Jurisdiction. Subject to Section 13.3, each Member consents to the
          ------------
          exclusive jurisdiction of the state and federal courts sitting in Orange, Los Angeles, or San Bernardino, California in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each Member further agrees that personal jurisdiction over it may be effected by service of process by registered or certified mail addressed as provided in
          Section 13.4 and that when so made shall be as if served upon it personally.

13.7      Complete Agreement. This Agreement and the Related IPWC Agreements
          ------------------
          constitute the complete and exclusive statement of agreement among the Members with respect to their respective subject matters and supersede all prior written and oral agreements or statements by and among the Members including that certain Agreement Regarding Formation of Companies between SWC and Inland dated September 22, 1999 (the "Formation Agreement"). The Formation Agreement is merged herein and is of no further force or effect. No representation, statement, condition or warranty not contained in this Agreement or the Certificate of Formation shall be binding on the Members or have any force or effect whatsoever. To the extent that any provision of the Certificate of Formation conflicts with any provision of this Agreement, the Certificate of Formation shall control.

13.8      Binding Effect. Subject to the provisions of this Agreement relating
          --------------
          to Transfers, this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors and assigns.

13.9     Section Headings. All Section headings are inserted only for
         ----------------
         convenience of reference and are not to be considered in the interpretation or construction of any provision of this Agreement.

13.10    Interpretation. The Members acknowledge and agree that each has been
         --------------
         given the opportunity to review this Agreement with legal counsel independently, and/or has the requisite experience and sophistication to understand, interpret, and agree to the particular language of the provisions hereof. The Members have equal bargaining power, and intend the plain meaning of the provisions herein. All words in this Agreement (including any Exhibit attached to and made a part of this Agreement), other than those specifically defined, shall have the meanings assigned to them in American English dictionaries of common usage; there are no secret meanings or code words. The term "including", whenever used in this Agreement, shall be deemed to be followed by the words "without limitation." Words used in the singular number shall include the plural, and vice versa, and any gender shall be deemed to include each other gender. Any captions and headings in this Agreement are for convenience of reference only, and they shall not be deemed to define or limit the provisions of this Agreement. In the event of an ambiguity in or dispute regarding the interpretation of same, the interpretation of this Agreement shall not be resolved by any rule of interpretation providing for interpretation against the Member who causes the uncertainty to exist or against the draftsman. This Agreement shall be interpreted in accordance with the Act, if applicable, and otherwise in accordance with the internal laws of the State of California without regard to any choice of law provisions of California law.

13.11    Severability. If any provision of this Agreement or the application of
         ------------
         that provision to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of that provision to persons or circumstances other than those to which it is held invalid shall not be affected.

13.12    Multiple Counterparts. This Agreement may be executed in two or more
         ---------------------
         counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

13.13    Securities Representations and Warranties. Concurrently with the
         -----------------------------------------
         formation of the Company, each Member makes the securities representations and warranties set forth on Appendix D attached hereto. All representations and warranties contained in Appendix D shall survive the execution of this Agreement, the formation of the Company, and the liquidation of the Company.

                                  ARTICLE 14
                               DEFAULT REMEDIES

14.1 Events of Default. The occurrence of any of the following events (or any other events set forth herein which are deemed to cause a Member to be in default of this Agreement) by or with respect to a Member or the Manager appointed by a Member (the "Defaulting Member") shall be defaults under this Agreement, and if not cured within the applicable notice and cure period provided below, if any, to such default shall constitute an "Event of Default" hereunder:

          (a)  Failure to Perform. Except as provided in Section 14.1(b) below,
               ------------------
               the failure of a Member or Manager appointed by a Member (or any Affiliate thereof) to comply with or perform any of its (or such Affiliate's) material obligations under this Agreement and a continuation of such failure or breach for more than thirty (30) days after notice to the Defaulting Member that such Member or Manager (or such Affiliate) has failed to perform any such obligations under this Agreement; provided, however, if such failure is of a nature that can be cured but cannot reasonably be cured within such thirty (30) day period, such period shall be extended for up to an additional one hundred twenty (120) days so long as the Defaulting Member (or such Affiliate) in good faith commences all reasonable curative efforts within such thirty (30) day period and diligently and expeditiously continues its curative efforts to completion. "Material" shall mean having a significant financial impact on the Company through operations or otherwise.

          (b)  Failure to Make Capital Contribution. The failure of a Member to
               ------------------------------------
               pay a Capital Contribution within thirty (30) days after receipt of a Call Notice pursuant to Section 3.3.

          (c)  Defaults of Individuals. If a Member or its officers, directors,
               -----------------------
               shareholders, members, or senior employees thereof shall be convicted of a criminal felony or convicted of an act of fraud or other abuse subject to material civil penalty, in each case which causes the Company to suffer material and adverse effects to its business reputation or purpose.

14.2      Remedies. Upon the occurrence of any Event of Default, the Company
          --------
          and the other Member (who is not the Defaulting Member) shall have the following rights and remedies except where such rights and remedies are expressly limited by the terms and conditions of this Agreement:

          (a)  Dissolution. The non-Defaulting Member may elect to dissolve the
               -----------
               Company in accordance with Article 10.

          (b)  Optional Buy-Out. The non-Defaulting Member may elect to buy-out
               ----------------
               the Defaulting Member's Membership Interest in accordance with
               Section 8.3.

          (c)  Other Rights and Remedies. All other rights and remedies
               -------------------------
               available to the Members and the Company at law or in equity, unless expressly limited in this Agreement.

14.3      Cumulative Remedies. Except as otherwise stated expressly in this
          -------------------
          Agreement, no remedy conferred upon the Company or any Member in this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but rather each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute.

14.4      Litigation Without Termination. Subject to the arbitration provisions
          ------------------------------
          set forth above in Section 13.3, any Member shall be entitled to maintain, on its own behalf or on behalf of the Company, any action or proceeding against any other Member or the Company (including, without limitation, any action for damages, specific performance or declaratory relief) for or by reason of breach by such party of this Agreement, notwithstanding the fact that any or all of the parties to such proceeding may then be Members in the Company, and without dissolving the Company.

14.5      No Waiver. No waiver by a Member or the Company of any breach of or
          ---------
          default under this Agreement shall be deemed to be a waiver of any other breach or default of any kind or nature, and no acceptance of payment or performance by a Member or the Company after any such breach or default shall be deemed to be a waiver of any breach or default of this Agreement, whether or not such Member or the Company knows of such breach or default at the time it accepts such payment or performance. No failure or delay on the part of a Member or the Company to act at any time such other may continue to be so in default, and no such failure or delay shall operate as a waiver of any default.

          / /

          / /

          / /

          / /

          / /

          / /

          / /

          / /

          / /

          / /

          / /

          / /

          IN WITNESS WHEREOF, all of the Members of Inland Pacific Development Company, LLC have executed this Agreement, effective as of the Effective Date.

                                      INLAND PACIFIC DEVELOPMENT COMPANY, LLC, a Delaware limited liability company

                                      By: INLAND PACIFIC PARTNERS, LLC,
                                          a Delaware limited liability company
                                          Its Member



                                      By: /s/ RICHARD A. LEWIS
                                          --------------------------
                                          Richard A. Lewis, Manager



                                      By: /s/ WILLIAM MCINTYRE
                                          --------------------------
                                          William McIntyre, Manager


                                      By: /s/ MICHAEL J. BIDART
                                          ---------------------------
                                          Michael J. Bidart, Manager


                                      By: /s/ ROBB QUINCEY
                                          ---------------------------
                                          Robb Quincey, Manager


                                      By: SOUTHWEST WATER COMPANY,
                                          a California corporation,
                                          Its Member


                                                By: /s/ ANTON C. GAR
                                                    -----------------
                                                     Name:  Anton C.
                                                     President

List of Appendices/Schedules
----------------------------

Appendix A - Tax and Related Matters
Appendix B - Quincey Employment Agreement
Appendix C - Member Notice Addresses
Appendix D - Investment Representations
Schedule 1.25 - Management Committee
Schedule 1.29 - Percentage Interests
Schedule 1.41 - Tax Matters Member
Schedule 5.2(b) - Initial Company Budget

                                  APPENDIX A
                            TAX AND RELATED MATTERS
                              ("Tax Supplement")

                                   Article 1
                               CAPITAL ACCOUNTS

1.1       Book Capital Accounts. A capital account (the "Book Capital Account")
          ---------------------
          for each Member shall be maintained at all times during the Term in accordance with this Section 1.1 and the capital accounting rules set forth in Section 1.704-1(b)(2)(iv) of the Treasury Regulations, as the same may be amended from time to time ("Regulations") (excluding however, Section 1.704-1(b)(2)(iv)(f) of the Regulations [permitting an optional revaluation of Company property in certain circumstances] except with respect to Company property as to which an election to revalue the same shall have been made pursuant to subsection (d) below) except as otherwise specifically provided herein. The Company shall make all adjustments required by said Section 1.704-1(b)(2)(iv). In the event that at any time during the term of the Company it shall be determined that the Book Capital Accounts shall not have been maintained as required by this Section 1.1, then said accounts shall be retroactively adjusted so that the same shall conform to this
          Section 1.1. The Company shall make all adjustments required by said
          Section 1.704-1(b)(2)(iv). In the event that the Company acquires an interest in another limited liability company or partnership by way of contribution or owns an interest in any other limited liability company or partnership at the time of a revaluation of Company property, the allocation of the Company's distributive share of the income, gain, loss or deduction of any such subsidiary limited liability company or partnership shall, to the extent possible, be made for purposes of this Company as if the subsidiary limited liability company or partnership's assets were owned directly by the Company and the property of the subsidiary limited liability company or partnership was revalued. In addition, the provisions of Section 1.704-2(k) shall be applied in connection with Nonrecourse Deductions and Member Risk Nonrecourse Deductions when the Company is a partner in another partnership or a member in another limited liability company.

          (a)  Maintenance of Book Capital Accounts. Each Member's Capital
               ------------------------------------
               Account shall be maintained on the Company's books and records in accordance with the following provisions:

               (i)  To each Member's Book Capital Account there shall be added
                    (a) such Member's Capital Contributions, (b) such Member's allocable share of Net Income and any items in the nature of income or gain that are specially allocated to such Member pursuant to Section 2.4 of this Tax Supplement or other provisions of this Agreement, and (c) the amount of any

                      Company liabilities assumed by such Member or which are secured by any property distributed to such Member.

               (ii) From each Member's Book Capital Account there shall be subtracted (a) the amount of (1) cash and (2) the Fair Market Value of any Company property (other than cash) distributed to such Member (other than any payment of principal and/or interest to such Member pursuant to the terms of a Member Loan made by the Member to the Company) pursuant to any provision of this Agreement, (b) such Member's allocable share of Net Losses and any other items in the nature of expenses or losses that are specially allocated to such Member pursuant to Section 2.4 of this Tax Supplement, or other provisions of this Agreement, and
                      (c) liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

               (iii) In determining the amount of any liability for purposes of subsections (i) and (ii) above, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

          (b)  Book Basis. As used herein, "Book Basis" of an item of Company
               ----------
               property means the adjusted basis of such item as reflected in the books of the Company, determined and maintained in accordance with the capital accounting rules contained in Section 1.704-1(b)(2)(iv) of the Regulations (excluding, however, Section 1.704-1(b)(2)(iv)(f) thereof [permitting an optional revaluation of
               Company property in certain circumstances] except with respect to Company property as to which an election to revalue the same shall have been made pursuant to subsection (d) below).

          (c)   Initial Book Capital Accounts. The initial Book Capital Account
                -----------------------------
                balances of the Members as of the date hereof shall, based upon the Capital Contributions made by the Members under Sections 3.1(a) and 3.2, be as follows:

                SWC                            $120,000
                Inland                         $120,000

          (d)   Optional Revaluations of Company Property. The Management
                -----------------------------------------
                Committee may cause the Company to make the election to revalue Company property permitted under Section 1.704-1(b)(2)(iv)(f) of the Regulations. Should such election be made, the Book Capital Account of each Member shall be adjusted in accordance with
                Section 1.704-1(b)(2)(iv)(g) of the Regulations.

          (e)    Book Items. Consistent with the provisions of Section 1.704-
                 ----------
                 1(b)(2)(iv)(g)(3) of the Regulations, "Book Depreciation" (which means the depreciation, depletion or amortization [as the case may be], deduction or allowance that shall be allowable to the Company with respect to an item of Company property, determined in the manner hereinafter set forth) for each item of Company property shall be the amount that bears the same relationship to the "Adjusted Book Basis" (which means with respect to an item of Company property, the Book Basis of such item as the same may be adjusted from time to time by Book Depreciation allowed with respect to such item of Company property) of such item of Company property as the depreciation, depletion or amortization, as the case may be, allowable for federal income tax purposes with respect to such item of Company property for such year bears to the "adjusted basis" (within the meaning of Section 1011(a) of the Code of such item of Company property). If an item of Company property shall have an "adjusted basis" (as defined in the preceding sentence) equal to zero, Book Depreciation shall be determined under a reasonable method, which method shall be selected by the Management Committee. Also consistent with the provisions of
                 Section 1.704-1(b)(2)(iv)(g)(1) of the Regulations, Book Gain or Book Loss (which means the gain or loss with respect to an item of Company property with a Book Basis on the Company's books that differs from the adjusted tax basis of such property) shall be allocated to the Members' Book Capital Accounts in lieu of gain or loss with respect to such property as determined for federal income tax purposes.

          (f)    Book Adjustments on Distributions. With respect to all
                 ---------------------------------
                 distributions of Company property to Members, the Company shall comply with the provisions contained in Section 1.704-1(b)(2)(iv)(e) of the Regulations (relating to adjustments to the Members' Book Capital Accounts in connection with such distributions) and all allocations and adjustments made in connection therewith shall be in accordance with Article 2 of this Tax Supplement.

                                   ARTICLE 2
                       ALLOCATION OF PROFITS AND LOSSES

For purposes of maintaining Book Capital Accounts and in determining the rights of the Members among themselves, the Company's items of income, gain, loss and deduction for any taxable year (or portion thereof) shall be allocated to the Members as provided hereinbelow.

2.1       Preliminary Definitions. When used herein, the following terms shall
          -----------------------
         have the respective meanings assigned to them in this Article 2:

     (a)  Adjusted Capital Account. "Adjusted Capital Account" shall mean the
          ------------------------
          Book Capital Account maintained for each Member as of the end of each taxable year of the Company (a) increased by any amounts which such Member is deemed obligated to restore under Regulation Section 1.704-2(g)(1) and Section 1.704-2(i)(5), and (b) decreased by such Member's share of the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

     (b)  Economic Risk of Loss. "Economic Risk of Loss" shall have the meaning
          ----------------------
          set forth in Regulation Section 1.704-2(b)(4).

     (c)  Minimum Gain Attributable to Member Risk Non-recourse Debt. "Minimum
          ----------------------------------------------------------
          Gain Attributable to Member Risk Non-recourse Debt" shall mean the amount determined in accordance with the principles of Regulation
          Section 1.704-2(i).

     (d)  Net Income/Net Loss. "Net Income" or "Net Loss", as the case may be,
          -------------------
          shall mean, for any taxable period, the difference between the Company's items of income and gain and the Company's items of loss and deduction for such taxable period. The determination of Net Income or Net Loss shall be made generally in accordance with Section 703(a) of the Code; however, (i) all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code will be included in the determination; (ii) any income and gain that is exempt from tax, and all expenditures described in Section 705(a)(2)(B) of the Code (or treated as expenditures so described pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) shall be included in such determination; (iii) Book Gain, Book Loss and Book Depreciation will be included in such determination in lieu of tax gain or loss or depreciation; and (iv) the items allocated under
          Section 2.4 of this Tax Supplement shall be excluded from such determination.

     (e)  Nonrecourse Deductions. "Nonrecourse Deductions" shall have the
          -----------------------
          meaning set forth in Regulation Section 1.704-2(b)(1).

     (f)  Nonrecourse Liability. "Nonrecourse Liability" shall have the meaning
          ----------------------
          set forth in Regulation Section 1.704-2(b)(3).

     (g) Member Risk Nonrecourse Debt. "Member Risk Nonrecourse Debt" shall have the meaning set forth in Regulation Section 1.704-2(b)(4) for "partner nonrecourse debt."

     (h)  Member's Share of Minimum Gain. "Member's Share of Minimum Gain" shall
          --------------------------------
          be calculated as set forth in Regulation Section 1.704-2(g)(1).

     (i)  Member's Share of Minimum Gain Attributable to Member Risk Nonrecourse
          ----------------------------------------------------------------------
          Debt. "Member's Share of Minimum Gain Attributable to Member Risk
          ----
          Nonrecourse Debt" shall be calculated as set forth in Regulation
          Section 1.704-2(i)(5).

     (j)  Company Minimum Gain. "Company Minimum Gain" shall mean that amount
          ---------------------
          determined in accordance with the principles of Regulation Section 1.704-2(d).

     (k)  Member Risk Nonrecourse Deductions. "Member Risk Nonrecourse
          ----------------------------------
          Deductions" shall mean any and all items of loss, deduction or expenditure described in Section 705(a)(2)(B) of the Code (or treated as an expenditure so described pursuant to Regulation Section 1.704-1(b)(2)(iv)(i)) that, in accordance with the principles of Regulation
          Section 1.704-2(i), are attributable to Member Risk Nonrecourse Debt.

2.2  Net Loss. After giving effect to the allocations set forth in Section 2.4
     --------
     of this Tax Supplement hereof, and the special allocations for Start-Up Losses and Start-Up Income (as defined below), all items of income, gain, loss and deduction taken into account in computing Net Loss for a particular taxable period shall be allocated in the same manner as such Net Loss is allocated hereunder, to wit:

     (a)  First. To the Members to offset any Net Income allocated pursuant to
          -----
          Sections 2.3(c) and (b) of this Tax Supplement, in that order, pro rata among the Members in proportion to their respective shares of the Net Income being offset. To the extent any allocation of Net Income is offset pursuant to this Section 2.2 of this Tax Supplement, such Net Income shall be disregarded in making subsequent allocations pursuant to Section 2.3 of this Tax Supplement.

     (b)  Second. To the Members in proportion to their respective Percentage
          ------
          Interests; provided, notwithstanding subsection (a) above, net losses attributable to the expenditure of the Start-Up Capital Contributions during the Start-Up Period (the "Start-Up Losses") shall be allocated 55% to SWC and 45% to Inland, in accordance with Section 6.5 of the Agreement, after first offsetting any Start-Up Income allocated pursuant to Section 2.3 of this Tax Supplement.

2.3  Net Income. After giving effect to the allocations set forth in Section 2.4
     ----------
     of this Tax Supplement, and the special allocation of Start-Up Losses and Start-Up Income as defined herein, all items of income, gain, loss and deduction taken into account in computing Net Income shall be allocated in the same manner as such Net Income is allocated hereunder, to wit:

     (a)  First. To the Members to offset any Net Loss allocated pursuant to
          -----
          Section 2.2(b) of this Tax Supplement pro rata among the Members in proportion to their respective amount of Net Loss being offset.

     (b)  Second. To the Members, pro rata, in the same proportion and to the
          ------
          extent of each such Member's accrued Preferred Return during the term of the Company.

     (c)  Third. To the Members in accordance with their Percentage Interests;
          -----
          provided, notwithstanding subsections (a) and (b) above, net income attributable to the IPWC Contracts and IPWC Development Fees earned during the Start-Up Period shall be allocated 55% to SWC and 45% to Inland, in accordance with Section 6.5 of the Agreement, after first offsetting any Start-Up Losses allocated pursuant to Section 2.2 of this Tax Supplement.

2.4  Overriding Allocation Provisions. Notwithstanding any other provision of
     --------------------------------
     this Article 2, the following allocations shall be made:

     (a)  Qualified Income Offset. Except as provided in Section 2.4(b) of this
          -----------------------
          Tax Supplement, in the event any Member unexpectedly receives any adjustments, allocations or distributions described in Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-
          1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account deficit created by such adjustments, allocations or distributions as quickly as possible; provided, however, that an allocation pursuant to this Section 2.4(a) shall be made only if and to the extent that such Member would have an Adjusted Capital Account deficit after all other allocations provided for in this Article 2 have been tentatively made as if this Section 2.4(a) were not in this Tax Supplement.

     (b)  Minimum Gain Chargeback. Notwithstanding the other provisions of this
          -----------------------
          Article 2, except as provided otherwise in Regulation Section 1.704-2(f) if there is a net decrease in Company Minimum Gain for any Company taxable period, each Member shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in an amount equal to such Member's share of the net decrease in Company Minimum Gain for such taxable period.

     (c)  Nonrecourse Deductions. Nonrecourse Deductions for any taxable period
          -----------------------
          shall be allocated in accordance with the Members' respective Percentage Interests in effect during such taxable period.

     (d)  Code Section 754 Adjustments. To the extent an adjustment to the
          ----------------------------
          adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Book Capital Accounts, the amount of such adjustment to the Book Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Book Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

     (e)  Member Risk Nonrecourse Deductions. Member Risk Nonrecourse Deductions
          ----------------------------------
          for any taxable period shall be allocated to the Member that bears the Economic Risk of Loss for such Member Risk Nonrecourse Debt. If more than one Member bears such Economic Risk of Loss, such Member Risk Nonrecourse Deductions shall be allocated between or among such Members in accordance with the ratios in which such Members share such Economic Risk of Loss.

     (f)  Member Risk Minimum Gain Chargeback. Notwithstanding the other
          -----------------------------------
          provisions of this Article 2, except as provided otherwise in Regulation Section 1.704-2(i) if there is a net decrease in Minimum Gain Attributable to Member Risk Nonrecourse Debt for any Company taxable period, each Member with a Member's Share of Minimum Gain Attributable to Member Risk Nonrecourse Debt at the beginning of such taxable period shall be allocated items of Company income and gain for such period (and, if necessary, subsequent periods) in an amount equal to such Member's share of the net decrease in the Minimum Gain Attributable to Member Risk Nonrecourse Debt. The items to be so allocated shall be determined in a manner consistent with the principles of Regulation Section 1.704-2(f)(5).

     (g)  Curative Allocations. The allocations set forth in Sections 2.4(a)
          --------------------
          through (f) of this Tax Supplement (the "Regulatory Allocations") are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2(i). The Regulatory Allocations may not be consistent with the manner in which the Members intend to distribute the cash of the Company or allocate Company income or loss. Accordingly, the Management Committee is hereby authorized and directed to cause the allocation of Net Income, Net Loss and other items of income, gains, loss and deductions to the Members so as to prevent the Regulatory Allocations from distorting the manner in which Company distributions will be divided among the Members. In general, the Members anticipate that this will be accomplished by specially allocating other Net Profits, Net Losses and other items of income, gain, loss and deduction to the Members so that, to the extent possible, the net amount of such allocations of other Net Income, Net Loss, and other items and the Regulatory Allocations to the Members shall be equal to the net amount that would have been allocated among the Members if the Regulatory Allocations had not occurred.

     (h)  Liquidation Allocations. It is intended that the amount to be
          -----------------------
          distributed to a Member pursuant to Section 10.3 of the Agreement shall equal the amount such Member would receive if liquidation proceeds were instead distributed in accordance with Section 6.4 of the Agreement. This intended distribution amount for a member is referred to as such Member's "Targeted Distribution Amount". Notwithstanding anything to the contrary in this Tax Supplement, if upon a termination and liquidation of the Company, any Member's ending Book Capital Account balance immediately prior to the distributions to be made pursuant to Section 10.3 of the Agreement is less than the "Targeted Distribution Amount," then such Member shall be specially allocated items of gross income or gain for Book Capital Account purposes for such year (or for prior years to the extent amended tax returns can be filed for the Company), and items of loss or deduction for Book Capital Account purposes for such year (or for prior years to the extent amended tax returns can be filed for the Company), shall be allocated away from such Member to the other Members, until such Member's actual Book Capital Account balance equals the Targeted Distribution Amount for such Member. The special allocation provisions provided by this Section 2.4(h) shall be applied in such a manner so as to cause the difference between any Member's Targeted Distribution Amount and the balance in its Book Capital Account (determined after this allocation, but immediately prior to the distributions pursuant to Section 10.3 of the Agreement) to be the smallest dollar amount possible.

2.5  Allocation of Nonrecourse Liabilities. Nonrecourse Liabilities of the
     -------------------------------------
     Company in excess of the sum of the amount of Company Minimum Gain and any tax gain allocable to the Members under Section 704(c) of the Code shall be allocated in accordance with their respective Percentage Interests.

2.6  Protective Allocations. In the event that any amount claimed by the Company
     ----------------------
     to constitute a deductible expense in any taxable year is recharacterized for federal income tax purposes as a distribution made to a Member in its capacity as a member of the Company and not a Section 707(c) Payment or a payment to a Member not acting in his capacity as a member under Code
     Section 707(a), then, in the taxable year of such recharacterization, the Member who is deemed to have received such distribution shall first be allocated an amount of Company gross income equal to such payment, its Capital Account shall be reduced to reflect the distribution, and for purposes of this Article 2 (other than the allocations in Section 2.4 of this Tax

     Supplement) Net Income and Net Loss shall be determined after making the allocation required by this Section 2.6.

                                   ARTICLE 3
                      DETERMINATIONS OF FAIR MARKET VALUE
                           FOR BOOK AND TAX PURPOSES

The determination of the Fair Market Value of Company property for book and tax purposes shall be made by the Company Accountant and approved by the Management Committee.

                                   ARTICLE 4
                          DEFICIT FUNDING OBLIGATION

No Member shall be obligated to eliminate any deficit balance in its final Book Capital Account on the liquidation of the Company.

                                   ARTICLE 5
                                 MISCELLANEOUS

5.1  Allocations to Periods. For purposes of determining the income, gain, loss
     ----------------------
     and deductions allocable to any period, such items shall be determined on the interim closing the books method.

5.2  Definitions. Terms utilized herein but not defined herein shall have the
     -----------
     same meanings specified therefor in the Agreement.

5.3  Federal Income Tax Allocations. The following provisions are applicable for
     ------------------------------
     federal and state income tax purposes:

     (a)  Tax Allocations Follow Book Allocations. Except as otherwise provided
          ---------------------------------------
          herein, and to the extent permitted by Section 1.704-1(b)(4)(i) of the Regulations, for federal and state income tax purposes each Company item of income, gain, loss and deduction shall be allocated to the Members in the same manner as its corresponding item of "book" income, gain, loss or deduction has been allocated under Article 2 of this Tax Supplement.

     (b)  Section 704(c) Allocations. Notwithstanding any provisions hereof to
          --------------------------
          the contrary, income, gain, loss and deductions with respect to
          Section 704(c) Property shall, solely for tax purposes, be allocated between the Members so as to take account of any variation between the adjusted tax basis of such property to the Company for federal income tax purposes and its initial Book Basis. As used herein, "Section 704(c) Property" means (1) each item of Company property which is contributed to the Company and to which Section 704(c) of the Code or
          Section 1.704-1(b)(2)(iv)(d) of the Regulations applies, and (2) each item of Company property which, as contemplated by Section 1.704-

          1(b)(4)(i) and other analogous provisions of the Regulations, is governed by the principles of Section 704(c) of the Code (or principles analogous to the principles contained in Section 704(c) of the Code) by virtue of (a) an increase or decrease in the Book Capital Accounts of the Members to reflect a revaluation of Company property on the company's books as provided by Section 1.704-1(b)(2)(iv)(f) of the Regulations, (b) the fact that it constitutes a receivable, account payable, or other accrued but unpaid item which, under principles analogous to those applying to an item of Company property having an adjusted tax basis that differs from its Book Basis, is treated as an item of property described in Section 1.704-1(b)(2)(iv)(g)(2) of the Regulations, (c) the constructive liquidation and reconstitution of the Company under Section 708(b)(1)(B) of the Code (see, e.g., Section 1.704-1(b)(2)(iv)(1) of the Regulations) as
                     ----
          the same may from time to time be construed, to the extent that, and for so long as, such item of Company property continues to be governed by the principles of Section 704(c) of the Code (or principles analogous to the principles contained in Section 704(c) of the Code). Similar principles should be followed in allocating tax items for state income tax purposes.

     (c)  Ordinary Income Recapture. If, in the event of a gain on any sale,
          -------------------------
          exchange or other disposition of Company property, all or a portion of such gain is characterized as ordinary income ("Recapture") by virtue of the recapture rules of Section 1250, Section 1245 or otherwise, then the Recapture shall be allocated to the Members as follows (i.e., the portion of the gain allocated to a Member which constitutes Recapture shall be determined as follows): to the extent possible, there shall be allocated to each Member that portion of such Recapture which is equal to the fraction, the numerator of which is the depreciation deductions (or other items of deduction that generated such Recapture) allowable with respect to the Company property being sold theretofore allocated to such Member or its predecessor in interest for federal income tax purposes, and the denominator of which is the total depreciation deductions (or other items of deduction that generated such Recapture) allowable with respect to the Company property being sold theretofore allocated to any Member or its predecessor in interest for federal income tax purposes (including, in the case of property which is contributed to the Company, depreciation deductions taken or claimed by the contributing Member prior to such contribution); provided, however, that under no circumstances shall there be allocated to any Member, Recapture in excess of the gain allocated to such Member (and such excess shall be allocated instead to the other Members).

5.4  Tax Elections. All elections required or permitted to be made by the
     -------------
     Company under the Code and state revenue laws shall be made jointly by the Members.

5.5  Tax Matters Member.
     ------------------

     (a)  Identity, Etc.. Inland is designated the tax matters member ("TMM")
          --------------
          for the Company as defined in Section 6231(a)(7) of the Code. The Manager may resign as TMM for one (1) or more specified Company taxable years upon thirty (30) days prior notice to the Members. In the event of any change in TMM, the Member serving as TMM for a given taxable year shall continue as TMM with respect to all matters concerning such year. The TMM and the Members shall use their reasonable efforts to comply with the responsibilities outlined in this Section 5.5 and in Sections 6222 through 6232 of the Code and in doing so shall incur no liability to any Members. Notwithstanding TMM's obligation to use its reasonable efforts in the fulfillment of its responsibilities, TMM shall not be required to incur any expenses for the preparation for or pursuance of administrative or judicial proceedings unless the Members agree on a method for sharing such expenses.

     (b)  Inconsistent Treatment. If any Member intends to file a notice of
          ----------------------
          inconsistent treatment under Section 6222(b) of the Code, then such Member shall give reasonable notice under the circumstances to the Members of such intent and the manner in which the Member's intended treatment of an item is (or may be) inconsistent with the treatment of that item by the Company.

     (c)  Extension of Limitations. The TMM shall not enter into any extension
          ------------------------
          of the period of limitations for making assessments on behalf of Members without first obtaining the written consent of the Members, which consent may not be unreasonably withheld.

     (d)  Administrative Adjustment. No Member shall file, pursuant to Section
          --------------------------
          6227 of the Code, a request for an administrative adjustment of items for any Company taxable year without first notifying the Management Committee. If the Management Committee agrees with the requested adjustment, then the TMM shall file the request for administrative adjustment on behalf of the Company. If unanimous consent is not obtained within thirty (30) days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Member, including the TMM, may file a request for administrative adjustment on its own behalf.

     (e)  Judicial Proceedings. Any Member intending to file a petition under
          --------------------
          Section 6226, 6228, or other section of the Code with respect to any item or other matters involving the Company shall notify the Members of such intention and the nature of the contemplated proceeding. In the case in which the TMM is the Member intending to file such petition on behalf of the Company, such notice shall be given within a reasonable period of time to allow the Members to participate in the choosing of the forum in which such petition will be filed. If any Member intends to seek review of any court decision rendered as a result of a proceeding instituted under the preceding part of this Section, then such Member shall notify the Members of such intended action.

     (f)  Settlements. The TMM shall not bind the Members to a settlement
          -----------
          agreement without obtaining the written concurrence of the Members. For purposes of this paragraph, the term "settlement agreement" shall include a settlement agreement at either the administrative or judicial level. Any Member who enters into a settlement agreement with respect to any partnership items, as defined by Section 6231(a)(3) of the Code, shall notify the Members of such settlement agreement and its terms within ninety (90) days from the date of settlement.

     (g)  Survival. The provisions of this Section 5.5 shall survive the
          --------
          termination of the Company or the termination of any Member's interest in the Company and shall remain binding on the Members for a period of time necessary to resolve with the Internal Revenue Service of the United States of America or the Department of Treasury any and all matters regarding the federal income taxation of the Company.

                                  APPENDIX B

                         QUINCEY EMPLOYMENT AGREEMENT
                         ----------------------------

                                  APPENDIX C
                                  ----------

                            MEMBER NOTICE ADDRESSES
                            -----------------------

              Inland:                   Mr. Robb Quincey
                                        Inland Pacific Partners, LLC
                                        8300 Utica Avenue, Third Floor
                                        Rancho Cucamonga, CA  91730
                                        Fax No.: 909/635-2048

              SWC:                      Mr. Tony Garnier
                                        Southwest Water Company
                                        225 Barranca Avenue, Suite 200
                                        West Covina, CA   91791-1605
                                        Fax No.:  626/915-1558

                                  APPENDIX D
                                  ----------

                          INVESTMENT REPRESENTATIONS
                          --------------------------

Each Member acknowledges and agrees as follows with respect to investment representations:

          (a)  Each Member understands:

               (i) That the Membership Interests in the Company evidenced by this Agreement have not been registered under the Securities Act of 1933, 15 U.S.C. (SS) 15b et seq., the
                                                                 -- ---
                      California Corporate Securities Law of 1968 or any other state securities laws (collectively, the "Securities Acts") because the Company is issuing Membership Interests in the Company in reliance upon the exemptions from the registration requirements of the Securities Acts providing for issuance of securities not involving a public offering.

               (ii) That the Company has relied upon the representation made by each Member that such Member's Membership Interest in the Company is to be held by such Member for investment; and

               (iii) That exemption from registration under the Securities Acts would not be available if any Membership Interest in the Company was acquired by a Member with a view to distribution. Each Member agrees that the Company is under no obligation to register the Membership Interests in the Company or to assist the Members in complying with any exemption from registration under the Securities Acts if the Member should at a later date desire to dispose of such Member's Membership Interest in the Company.

          (b) Each Member hereby represents to the Company that such Member is acquiring such Member's Membership Interest in the Company for such Member's own account, for investment and not with a view to the resale or distribution.

          (c) Each Member recognizes that no public market exists with respect to the Membership Interests and no representation has been made that such a public market will exist at a future date.

          (d) Each Member hereby represents that such Member has not received any advertisement or general solicitation with respect to the sale of the Membership Interests.

          (e) Each Member acknowledges that such Member has a preexisting personal or business relationship with the Company or its officers, directors, or principal Membership Interest holders, or, by reason of such Member's business or financial experience or the business or financial experience of such Member's financial advisors (who are not affiliated with the Company), could be reasonably assumed to have the capacity to protect such Member's own interest in connection with the purchase of the Membership Interests. Each Member further acknowledges that such Member is familiar with the financial condition and prospects of the Company's business, and has discussed with the other Members the current activities of the Company. Each Member believes that the Membership Interests are securities of a kind such Member wishes to purchase and hold for investment, and that the nature and amount of the Membership Interests are consistent with such Member's investment program.

          (f) Before acquiring any Membership Interest in the Company, each Member has investigated the Company and its business and the Company has made available to each Member all information necessary for the Member to make an informed decision to acquire a Membership Interest in the Company. Each Member considers itself to be a person or entity possessing experience and sophistication as an investor adequate for the evaluation of the merits and risks of the Member's investment in the Company.

          (g) Each Member understands the meaning and consequences of the representations and warranties made by such Member set forth in this Appendix and that the Company has relied upon such representations and warranties. Each Member hereby indemnifies, defends, protects and holds wholly free and harmless the Company and the other Members from and against any and all claims, losses, damages, expenses or liabilities arising out of the breach and/or inaccuracy of any such representation and warranty. The indemnification contained in this paragraph shall survive the execution of this Agreement, the formation of the Company, and the liquidation of the Company.

                                 SCHEDULE 1.25
                                 -------------

                         Initial Management Committee
                         ----------------------------

Inland Representatives
----------------------

Bill McIntyre (Senior Manager)
Robb Quincey

Inland Alternates
-----------------

Richard A. Lewis (Senior Manager)
Steve Reenders
Michael J. Bidart
John M. Goodman


SWC Representatives
-------------------

Anthony Garnier

SWC Alternate(s)
----------------

Maurice Gallarda

                                  SCHEDULE 1.29
                                  -------------

                              Percentage Interests
                              --------------------

Inland                                                           75%
SWC                                                              25%

                             Start-Up Percentages
                             --------------------
Inland                                                           45%
SWC                                                              55%

                                 SCHEDULE 1.41
                                 -------------

                              Tax Matters Member
                              ------------------

Inland Pacific Partners, LLC

                                SCHEDULE 5.2(a)
                                ---------------

                            Initial Company Budget
                            ----------------------